UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Notice of 2022

Annual General Meeting

Of Members and

Proxy Statement

LETTER FROM THE BOARD OF DIRECTORS

FROM OUR BOARD OF DIRECTORS

Dear Fellow Shareholders:

We finished 2021 with book value per share of $1,176 and adjusted book value per share of $1,190, decreases of 7% and 6% from the prior year, respectively. Excluding the mark-to-market decline in our investment in MediaAlpha, adjusted book value per share increased 4% for the year, reflecting positive results from our operating businesses.

Ark produced good underwriting results in a heavy catastrophe year, while growing full year premiums 77%. At BAM, investor demand for bond insurance remained strong, and BAM insured a record $15.6 billion of par in the primary market. NSM finished 2021 with new highs for pro forma controlled premiums and pro forma adjusted EBITDA. Likewise, Kudu produced strong growth in adjusted EBITDA and completed five acquisitions during the year.

The businesses we own today position us well for the future. As is the White Mountains “way,” we continue to prospect for acquisition opportunities, via our “platform business” and at the parent company.

Enhancement of ESG Practices and Disclosures

White Mountains seeks to create superior growth in the Company’s intrinsic value per share over the long term. In order to achieve this goal, and in order to steward our owners’ capital effectively, the Board and management are committed to sustainability and corporate responsibility. We have made this commitment an integral part of our culture and practices. In 2021, with oversight from the Board of Directors, White Mountains aligned our ESG priorities with both our Company’s business strategy as well as industry and investor expectations. We significantly enhanced our ESG practices by (i) amending the Company’s investment policy to address ESG, (ii) adopting a climate change statement, (iii) formalizing the Board’s oversight of ESG matters, and (iv) further integrating climate-related risks into our risk management practices. In response to feedback from shareholders, we also improved the communication of our ESG practices by launching an ESG page on our website.

Ongoing Dialogue with Shareholders Through Proactive Engagement

Over the last year, members of the Board and management reached out to shareholders owning 72% of White Mountains’s shares outstanding and met with all of those shareholders who accepted a meeting, who represented 19% of our shares outstanding. Over the past several years, feedback received from these discussions has helped guide changes to our executive compensation program and to enhance our disclosures about the skills and areas of expertise of our Board and our risk management and human capital management practices in general. This year our discussions with shareholders focused on our business strategy, corporate governance, the composition of our Board and enhancements to our ESG disclosures.

In 2021, in response to shareholder feedback, the Board committed to further expanding its diversity by adding a highly qualified and racially or ethnically diverse Board member by year-end 2022. During the year, the Board fulfilled its commitment, increasing gender diversity from 29% to 38% and racial or ethnic diversity from 0% to 13%. The Board is committed to refreshing its membership regularly in order to enhance the diversity of its skills, experience and background and to effectively oversee the Company as it evolves.

Our core principles served us well in 2021, as we continued to meet the challenges posed by the global pandemic. It is a privilege to serve as your Board, and we value highly your support of White Mountains.

Sincerely,

The White Mountains Insurance Group Board of Directors

Morgan W. Davis, Chair	Peter M. Carlson	Mary C. Choksi	Margaret Dillon
Philip A. Gelston	G. Manning Rountree	Suzanne F. Shank	David A. Tanner

April 6, 2022

White Mountains Insurance Group, Ltd. (the “Company”, “Registrant” or “WTM”) is an exempted Bermuda limited liability company whose principal businesses are conducted through its subsidiaries and affiliates. Within this proxy statement, the term “White Mountains” is used to refer to one or more entities within the consolidated organization, as the context requires.

White Mountains is engaged in the business of making opportunistic and value-oriented acquisitions of businesses and assets in the insurance, financial services and related sectors, operating these businesses and assets through its subsidiaries and, if and when attractive exit valuations become available, disposing of these businesses and assets.

As of December 31, 2021, White Mountains conducted its business primarily in five areas: municipal bond insurance, property and casualty insurance and reinsurance, specialty insurance distribution, capital solutions for asset management firms and other operations. White Mountains’s municipal bond insurance business is conducted through its subsidiary HG Global Ltd. and its reinsurance subsidiary HG Re Ltd. (“HG Re”), (collectively, “HG Global”). HG Global was established to fund the startup of and provide reinsurance, through HG Re, to Build America Mutual Assurance Company (“BAM”), a mutual municipal bond insurance company. White Mountains’s property and casualty insurance and reinsurance business is conducted through its subsidiary Ark Insurance Holdings Limited and its subsidiaries (collectively, “Ark”). White Mountains’s specialty insurance distribution business is conducted through its subsidiary NSM Insurance HoldCo, LLC and its subsidiaries (collectively, “NSM”). White Mountains provides capital solutions for asset management firms through its subsidiary Kudu Investment Management, LLC and its subsidiaries (collectively, “Kudu”). White Mountains’s other operations consist of the Company and its wholly-owned subsidiary, White Mountains Capital, LLC (“WM Capital”), its other intermediate holding companies, its wholly-owned investment management subsidiary, White Mountains Advisors LLC (“WM Advisors”), investment assets managed by WM Advisors, its interests in MediaAlpha, Inc. (“MediaAlpha”), certain other consolidated and unconsolidated entities and certain other assets. As of December 31, 2021, White Mountains’s reportable segments were HG Global/BAM, Ark, NSM, Kudu and Other Operations.

The 2022 Annual General Meeting will be confined to a shareholder vote on the proposals set forth in this Proxy Statement and on such other matters properly brought before the meeting.

For a reconciliation of non-GAAP measures used in this Proxy Statement to their most comparable GAAP measures, see Annex A.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Meeting Information and Availability of Proxy Materials
Date and Time:	May 26, 2022 at 8:00 a.m. Atlantic Time
Place:	Rosewood Bermuda Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda
Record Date:	April 4, 2022

This Proxy Statement and the accompanying proxy card are being distributed and made available to shareholders on or about April 22, 2022.

Voting Matters and Board Recommendations
Matter		Our Board’s Recommendation
Proposal 1	Election of three directors to Class I with terms ending in 2025; Election of one director to Class III with term ending in 2024	For
Proposal 2	Approval of the advisory resolution on executive compensation	For
Proposal 3	Approval of the appointment of PwC as the Company’s Independent Registered Public Accounting Firm for 2022	For

How to Vote

Even if you plan to attend the 2022 Annual Meeting of Members in person, we encourage you to vote in advance of the meeting. You may vote using one of the following voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions. Participants who hold shares in a brokerage account, an employee benefit plan, or through a nominee will need to follow instructions on their proxy card, which may include options to vote their shares by telephone or over the internet. You can vote in one of three ways:

Record Holders	Beneficial Owners
Vote via the internet	Follow the instructions set forth on the voting instruction form provided by your broker with these proxy materials.
• Go to www.envisionreports.com/WTM
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Vote by mail
• Complete, sign, date and return your proxy card in the envelope provided

Company Performance Highlights
ABVPS and IBVPS were down 7% and 6%, respectively, year over year. Excluding the mark-to-market decline in our investment in MediaAlpha, adjusted book value per share increased 4% for the year, reflecting positive results from our operating businesses. Highlights of our 2021 operational and financial performance include:

✓    Good underwriting results for Ark in a heavy catastrophe year; grew full year premiums 77%

✓    Record $15.6 billion of par insured for BAM, driven by strong investor demand for bond insurance

✓    New highs for pro forma controlled premiums and pro forma EBITDA for NSM

✓    Strong growth in adjusted EBITDA for Kudu, and completion of five acquisitions during the year

✓ Successful navigation of COVID-19 pandemic ✓ Significant progress in evolving our ESG practices and increasing diversity on our Board of Directors
Governance Highlights
The Company’s commitment to strong corporate governance, effective risk management and strong independent oversight of management by the Board is reflected in our sound governance practices and policies. Governance highlights include:

✓   Board Composed of 88% Independent Directors
(7 out of 8 Board Members)

✓   Commitment to Board Refreshment (Three New Directors in Past Three Years)

✓   Average Board Tenure is 5 years

✓   Independent Chairman

✓   38% Board Gender Diversity (increased from 29%)

✓   13% Racial or Ethnic Diversity (increased from 0%)

✓   Shareholder Right to Call a Special Meeting at 10%

✓    Annual Board, Committee, and Individual Self-Evaluations

✓    Robust Director and Executive Officer Share Ownership Guidelines (5x cash retainer for Directors and 10x salary for CEO and EVPs)

Shareholder Outreach

Shareholder engagement is of great importance to our Board and management team as a means to solicit feedback and to ensure accountability and responsiveness to our shareholders. As part of our 2021 shareholder engagement, we reached out to owners representing 72% of outstanding shares and met with all shareholders who accepted a meeting, who represented 19% of outstanding shares. Our Compensation / Nominating & Governance Committee Chair personally led discussions in meetings with shareholders representing 13% of outstanding shares.

Feedback from these discussions is shared with the Board each year. In 2019 and 2020, this feedback helped guide changes to our executive compensation plan and further enhancement of our proxy disclosures. In this year’s proxy statement, we have included information on the enhancement of our ESG practices and the launch of an ESG landing page on our website, disclosed the Board’s fulfillment, in 2021, of our commitment to add a racially or ethnically diverse Director by year-end 2022 and added disclosure on our director recruitment practices, including consideration of diversity. For further details on the topics discussed with shareholders and the responsive actions taken to the feedback received, please refer to page 14 of the proxy statement.

Executive Compensation Highlights

✓    Formulaic Annual Incentive Plan with Pre-established, Rigorous, and Quantifiable Performance Targets

✓    Half of Annual Long-Term Incentives Delivered in Performance-Based Equity, with a Three-Year Performance Period

✓    Clawback Policy for Annual and Long-Term Incentive Plan

✓    Double-Trigger Change-in-Control Provisions

✓    93% of Total Target 2021 CEO Compensation Was Linked to Metrics Assessing Company or Stock Performance and Therefore Meaningfully “At-Risk”

✓    88% of Total Target 2021 CEO Compensation Delivered in Long-Term Incentives

✓    Thoughtful Peer Group Selection Methodology with Peer Group Used for Variability and Assessment of Appropriate Compensation Structure, Not for Benchmarking Purposes

Chief Executive Officer:

Other NEOs:

Enhancing Environmental, Social and Governance Practices and Disclosures

In 2020, with oversight from the Board of Directors, White Mountains embarked on a project designed to improve our ESG practices and disclosures. To strengthen our ESG practices, we undertook a comprehensive gap analysis to identify areas of focus that would align with our Company’s business strategy as well as industry and investor expectations. The full Board had oversight of this process and final approval of the ESG focus areas and actions, which include:

•	ESG in our Investment Policy: In 2021, we revised our investment policy to address ESG factors. We consider ESG factors when (i) making decisions in respect of internally managed portfolios and (ii) selecting external investment managers.

•	Board Oversight of ESG: In 2021, the charters of the Audit, Finance and Compensation/Nominating & Governance Committees were amended to explicitly include ESG oversight responsibilities. The CNG Committee has responsibility for overseeing the Company’s strategy with respect to corporate governance; environmental stewardship, sustainability and corporate social responsibility; and succession planning for senior executives. The Finance Committee has the responsibility to formulate and approve the investment policy for White Mountains, including the incorporation of ESG considerations. The Audit Committee has responsibility for the oversight of ESG risks as part of its risk management oversight responsibilities.

•	Statement on Climate Change: In 2021, we have adopted a corporate statement on climate change, which can be found on page 20.

•	ESG in Our Risk Management: Through our risk management activities, we seek to identify and assess major risks that could affect our businesses. We consider ESG risks, such as the impact of climate change and human capital management, in our risk management processes. In 2021, we added information on our risk management practices, including the primary frameworks used to assess risk and our approach to business continuity and the management of cybersecurity risks, to our Company website.

•	Communication of Our ESG Practices: To respond to feedback received in our annual shareholder engagement, we have developed an ESG landing page on our corporate website to communicate our practices more effectively. The ESG page contains an overview of how ESG is incorporated into our corporate governance and business ethics, our approach to climate change, our investment management activities, our human capital management, our approach to risk management and our community engagement.

For further information on the enhancement of our ESG practices and disclosures, please refer to page 19.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

NOTICE OF 2022 ANNUAL GENERAL MEETING OF MEMBERS

TO BE HELD MAY 26, 2022

April 6, 2022

Notice is hereby given that the 2022 Annual General Meeting of Members of White Mountains Insurance Group, Ltd. will be held on Thursday, May 26, 2022 at 8:00 am Atlantic Time at Rosewood Bermuda Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda. At this meeting, you will be asked to consider and vote upon the following proposals:

1)	election of three directors to Class I with terms ending in 2025; and election of one director to Class III with term ending in 2024;

2)	approval of the advisory resolution on executive compensation; and

3)	approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for 2022.

The Company’s audited financial statements for the year ended December 31, 2021, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.

Shareholders of record of common shares on the record date, Monday, April 4, 2022, (1) who are individuals, may attend and vote at the meeting in person or by proxy or (2) that are corporations or other entities, may have their duly authorized representative attend and vote at the meeting in person or by proxy. A list of all Shareholders entitled to vote at the meeting will be open for public examination during regular business hours beginning on or about April 22, 2022 at the Company’s registered office located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

By Order of the Board of Directors, Jennifer L. Moyer Corporate Secretary

Shareholders are invited to complete and sign the accompanying proxy card to be returned to White Mountains Insurance Group, Ltd., Proxy Services, c/o Computershare Investor Services, P.O. Box 505008, Louisville, Kentucky 40233-9814, in the envelope provided, whether or not they expect to attend the meeting. Shareholders may also vote their shares by telephone or via the internet in accordance with the instructions on your proxy card.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Company’s Board of Directors (the “Board”) for the 2022 Annual General Meeting of Members (the “2021 Annual Meeting”), to be held on Thursday, May 26, 2022 at Rosewood Bermuda Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda.

Holders of the Company’s common shares (“Shareholders”), par value $1.00 per share, as of the close of business on Monday, April 4, 2022, the record date, are entitled to vote at the meeting. The solicitation of proxies will be made primarily by mail, and the Proxy Statement and related proxy materials will be distributed to registered Shareholders on or about April 22, 2022.

You can ensure that your common shares are properly voted at the meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Shareholders may also vote their shares by telephone or via the internet in accordance with the instructions on your proxy card. Shareholders have the right to appoint another person (who need not be a Shareholder) to represent the Shareholder at the meeting by completing an alternative form of proxy which can be obtained from the Corporate Secretary or by notifying the Inspectors of Election (see page 55). Every Shareholder entitled to vote has the right to do so either in person or by one or more persons authorized by a written proxy executed by such Shareholder and filed with the Corporate Secretary. Any proxy duly executed will continue in full force and effect unless revoked by the person executing it in writing or by the filing of a subsequent proxy.

Sending in a signed proxy will not affect your right to attend the meeting and vote. If a Shareholder attends the meeting and votes in person, his or her signed proxy is considered revoked.

IMPORTANT VOTING INFORMATION

If you hold your shares through a broker, bank or other financial institution, in order for your vote to be counted on any matter other than Proposal 3 (the ratification of the selection of PwC as the Company’s auditor for 2022), you must provide specific voting instructions to your broker, bank or financial institution by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the internet. Voting deadlines vary by institution. Please check with your broker, bank or other financial institution for the voting cut-off date for WTM.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate in your company’s future.

More Information Is Available

If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The U.S. Securities and Exchange Commission (“SEC”) has information available on the internet at: https://www.investor.gov/system/files/publications/documents/english/sec-guide-to-proxy-brochures.pdf with more information about your voting rights as a shareholder.

PROPOSAL 1 - ELECTION OF THE COMPANY’S DIRECTORS

THE BOARD OF DIRECTORS

The Board is divided into three classes (each a “Class”). Each Class serves a three-year term.

At the 2022 Annual General Meeting, Morgan W. Davis, Peter M. Carlson and Suzanne F. Shank are nominated to be elected to Class I with a term ending in 2025 and David A. Tanner is nominated to be elected to Class III with a term ending in 2024. Of the nominees for election at the 2022 Annual General Meeting, Messrs. Davis, Carlson and Tanner were previously elected by Shareholders. Ms. Shank was recommended by Mr. Rountree, the Chief Executive Officer, and approved for nomination to be elected at the 2022 Annual General Meeting by the Compensation/Nominating & Governance Committee.

The Board recommends a vote FOR Proposal 1 which calls for the election of the 2022 nominees.

The current members of the Board and terms of each Class are set forth below:

Director	Age	Director Since
Class I - Term ending in 2022
Morgan W. Davis, Chairman	71	2006
Peter M. Carlson	57	2019
Suzanne F. Shank	60	2021
David A. Tanner	63	2018
Class II - Term ending in 2023
G. Manning Rountree	50	2017
Mary C. Choksi	71	2017
Class III - Term ending in 2024
Margaret Dillon	62	2021
Philip A. Gelston	69	2018

The Board is currently comprised of seven independent directors and the Chief Executive Officer.

Board Composition and Refreshment

The Company is committed to maintaining a Board with members from a variety of backgrounds to promote diverse, independent thinking. Diversity considerations are an important part of the director search process, and the Company believes that regularly enhancing and refreshing the makeup of the Board is important. In 2021, our Board committed to further expanding its diversity by adding a highly qualified and racially or ethnically diverse Board member by year-end 2022. The Board has fulfilled its commitment, increasing gender diversity from 29% to 38% (3 directors) and racial or ethnic diversity from 0% to 13% (1 director). Out of eight directors, seven are independent, with 100% independence on the Audit and Compensation/Nominating & Governance committees. The Board regularly refreshes its membership to enhance the diversity of its skills, experience and background to effectively oversee the business as the Company evolves.

Director Skills and Qualifications

Our Board seeks Directors with a broad range of skills, experience and perspectives in order to ensure effective oversight of the Company’s strategies and risks. The Board believes its members must be willing and able to devote adequate time and effort to Board responsibilities. In evaluating director candidates, the Compensation/Nominating & Governance Committee evaluates attributes such as independence, integrity, expertise, breadth of experience, diversity, knowledge about the Company’s business and industry and ownership in the Company. The skills matrix below highlights our Board’s key skills and qualifications that are directly relevant to our business, strategy and operations. The Board reviews this matrix and the overall Board composition periodically in order to ensure the appropriate balance of diversity, knowledge and experience.

Skills and Qualifications	Peter Carlson	Mary Choksi	Morgan Davis	Margaret Dillon	Philip Gelston	Manning Rountree	Suzanne Shank	David Tanner
Insurance/Financial Services Industry Experience promotes our Board’s ability to define and direct our strategy, evaluate potential transactions, and oversee and strategically guide our management team	✔	✔	✔	✔		✔	✔	✔
Senior Leadership Experience enhances our Board’s ability to understand and impact the opportunities and challenges management faces in leading our businesses	✔	✔	✔	✔	✔	✔	✔	✔
Financial Reporting Expertise strengthens the Board’s oversight of our financial statements and internal controls	✔	✔		✔			✔	✔
Risk Assessment/Risk Management Experience strengthens the Board’s oversight of complex risks facing the Company	✔		✔	✔	✔	✔	✔
Legal/Regulatory Expertise provides the Board with insights into the highly regulated insurance and financial services industries, as well as guidance on these aspects of our mergers and acquisitions activity					✔			✔
Public Company Board Experience equips our Board to maintain robust governance and board practices that are designed to put owners first		✔	✔	✔	✔	✔	✔	✔

The lack of a checkmark for a particular item does not mean that the director does not possess that qualification, skill or experience, but rather the checkmark indicates that the item is a particularly prominent qualification, skill or experience that the director brings to the Board.

Board of Directors

Class I – To Be Elected to a Term Ending in 2025

Morgan W. Davis Chairman	Qualifications
• Joined in 2006 • Age: 71 • Chairman of the Board • Committees: Compensation/ Nominating & Governance, Executive (Chair)

Experience:

•      Appointed Chairman of the Board in March 2017

•      Formerly Managing Director of OneBeacon (2001 to 2005) and served in a variety of capacities for White Mountains subsidiaries (1994 to 2001)

•      Prior to 1994, Mr. Davis had 21 years of experience in the insurance industry, mostly at Fireman’s Fund Insurance Company and INA/Cigna

•      Served as a director of OneBeacon from 2005 until its acquisition by Intact Financial Corporation in September 2017

•      Served as a director of Endurance Specialty Holdings, and as a member of its Finance and Compensation Committees, from 2015 until its acquisition by SOMPO Holdings, Inc. in March 2017

•      Serves on the Board of Trustees of Lipscomb University and on the Board of Directors of the United States African Development Foundation

Mr. Davis has extensive executive and board-level experience gained over the course of his more than 45-year career in the property and casualty insurance industry.

Select Board Service:

•        NSM Insurance Group (Private)

Peter M. Carlson	Qualifications
• Joined in 2019 • Age: 57 • Committees: Audit (Chair), Executive

Experience:

•      Chief Financial Officer of MiMedx Group, a biopharmaceutical company; joined December 2019

•      Formerly served as Executive Vice President and Chief Operating Officer of Brighthouse Financial, a U.S. annuity and life insurance company that spun off from MetLife, from 2017 to 2018

•      Served as Executive Vice President and Chief Accounting Officer at MetLife from 2009 to 2017

•      Formerly at Wachovia Corporation from 2002 to 2009, where he served as Executive Vice President and Corporate Controller from 2006 to 2008

•      Joined Wachovia after fifteen years at Arthur Andersen, where he served as an audit partner working in financial services, manufacturing, commercial services and distribution

•      Serves as a Trustee of Wake Forest University

Mr. Carlson has extensive accounting and auditing experience gained over the course of his 30-year career in the insurance and financial services industries.

Suzanne F. Shank	Qualifications
• Joined in 2021 • Age: 60 • Committees: Compensation/Nominating & Governance, Finance

Experience:

•      President, CEO and co-founder of Siebert Williams Shank & Co., LLC (formerly Siebert Cisneros Shank & Co., LLC), a full service investment banking and financial services company established in 1996

•      Prior to her financial services career, she worked as a structural engineer at General Dynamics Corporation

•      Serves as Board Member of Skillman Foundation, Kresge Foundation, Spelman College and Global Citizen

Ms. Shank has extensive experience in investment banking and municipal finance gained over the course of almost 35 years in the financial services industry

Select Board Service:

•      Consumers Energy Company - Audit Committee (Public)

•      Rocket Companies, Inc. - Audit Committee (Public)

Class I – To Be Elected to Class III and to a Term Ending in 2024

David A. Tanner	Qualifications
• Joined in 2018 • Age: 63 • Deputy Chairman of the Board • Committees: Audit, Finance

Experience:

•      Appointed Deputy Chairman of the Board in February 2020

•      Managing Director of Three Mile Capital LLC, a private investment company

•      Served as the Managing Director of Arlon Group LLC and as Executive Vice President and a member of the Management Committee of Continental Grain Company from 2006 to 2017

•      Served as a Founder and Managing Principal of Quadrangle Group, LLC from 2000 to 2006

•      Served as Managing Director at Lazard Freres & Co. and Managing Principal at Lazard Capital Partners from 1998 to 2000

•      Serves as Chairman of the Board of the New York University School of Law, Trustee of New York University, Trustee and Chair Emeritus of Montefiore Medicine Academic Health System, Director of Lawyers for Children, Director of The Carroll and Milton Petrie Foundation and a member of the Council on Foreign Relations

Mr. Tanner has extensive executive and board-level service and financial expertise gained over the course of 35 years in the financial services industry.

Select Board Service:

•      Northeast Bancorp (Public)

Class II – Term Ending in 2023

Mary C. Choksi	Qualification
• Joined in 2017 • Age: 71 • Committees: Finance (Chair), Executive

Experience:

•      Founding Partner (and Senior Managing Director/Senior Advisor until February 2017) of Strategic Investment Group, an investment management enterprise founded in 1987 which designs and implements global investment strategies for institutional and individual investors

•      Founder and Managing Director of Emerging Markets Management LLC until May 2011

•      Prior to 1987, worked in the Pension Investment Division of the World Bank

•      Serves as a Trustee of Washington and Lee University

Ms. Choksi has extensive executive and board-level service and investment management expertise gained over the course of her 40 years in the financial services industry.

Select Board Service:

•      Omnicom Group - Audit and Compensation Committees (Public)

•      Franklin Templeton Mutual Funds (24 investment companies) - Audit Committee

G. Manning Rountree	Qualifications
• Joined in 2017 • Age: 50 • Committees: Finance, Executive

Experience:

•      Joined White Mountains in 2004

•      Prior to CEO appointment in 2017, served as President of White Mountains Capital and President of White Mountains Advisors

•      Senior Vice President and Head of Corporate Development, Putnam Investments (2002-2004)

•      Associate, McKinsey & Company (1999-2002)

Mr. Rountree has extensive management and financial expertise gained over the course of his career in the investment and insurance industries.

Select Board Service:

•      Build America Mutual Assurance Co. (Private) - Chairman

•      Various WTM portfolio companies (Private)

Class III – Term Ending in 2024

Margaret Dillon	Qualifications
• Joined in 2021 • Age: 62 • Committees: Audit, Compensation/Nominating & Governance

Experience:

•      Served as Executive Vice President and Chief Customer Officer, US Consumer Markets, for Liberty Mutual Insurance Company from 2014 to 2017

•      Served as Senior Vice President and Chief Financial Officer, Personal Lines Insurance, for Liberty Mutual Insurance Company from 2002 to 2014

•      Served as Controller, Personal Markets, for Liberty Mutual Insurance Company from 1998 to 2001

•      Served in various technology and finance roles for International Paper from 1984 to 1993

Ms. Dillon has extensive executive, financial, and property and casualty insurance expertise gained over the course of over 30 years in the insurance and manufacturing industries.

Select Board Service:

•      Guidewire Software - Audit Committee (Public)

Philip A. Gelston	Qualifications
• Joined in 2018 • Age: 69 • Committees: Audit, Compensation/ Nominating & Governance (Chair), Executive

Experience:

•      Joined Cravath, Swaine & Moore LLP in 1978, became a partner in 1984, and retired in December 2017

•      Currently a member of Cravath’s Office of General Counsel

•      Has extensive experience in mergers and acquisitions, joint ventures and general corporate counseling, encompassing complicated negotiated transactions, hostile transactions (both offense and defense), cross border transactions, activist defense, and advising boards and senior executives, particularly on complex transactions, corporate governance and managing crisis situations

•      Serves as a Trustee for the Friends of Democracy Prep New York Charter Schools

Mr. Gelston has extensive legal and management expertise gained over the course of his 40-year career in the legal field.

CORPORATE GOVERNANCE

We are committed to the ethical conduct of our business. This commitment is reflected in our corporate governance and in our corporate values and culture. Our corporate governance helps us to mitigate and manage risks by providing clear lines of oversight and responsibility for management and the Board. We review and seek to improve our corporate governance regularly.

The Company’s Corporate Governance Guidelines spell out our overall approach towards corporate governance. The Company also has a Code of Business Conduct that applies to all directors, officers and employees in carrying out their responsibilities to, and on behalf of, the Company. No waivers of the Code of Business Conduct were requested of, or granted by, the Board for any director or executive officer during 2021.

The Company’s Corporate Governance Guidelines and Code of Business Conduct are available at our website, www.whitemountains.com. These documents are available in print, free of charge, to any shareholder upon request.

The Board

The primary responsibility of the Board is to oversee and review management’s performance in order to advance the long-term interests of the Company and its shareholders. The day-to-day management of the Company, including preparation of financial statements and short-term and long-term strategic planning, is the responsibility of management.

In fulfilling their responsibility, directors must exercise common sense business judgment and act in what they reasonably believe to be in the best interests of the Company. Directors keep themselves informed by discussing matters with the CEO, other key executives and our principal external advisors, such as legal counsel, outside auditors and other consultants, by reading the reports and other materials that management sends them regularly, and by participating actively in Board and committee meetings. Directors are entitled to rely on the honesty and integrity of senior management and the Company’s outside advisors and auditors. However, it is the Board’s responsibility to establish that they have a reasonable basis for such reliance by ensuring that they have a strong foundation for trusting the integrity, honesty and undivided loyalty of the senior management team upon whom they are relying and the independence and expertise of outside advisors and auditors.

Mr. Davis, an independent director, serves as Chairman of the Board. At meetings of the Board, Mr. Davis presides over a separate session of non-management directors without Company management present. In addition to being led by an independent Board Chair, the Board is comprised of directors that, together, are knowledgeable and experienced in the Company’s business. The Board is satisfied that the current structure provides strong oversight of the Company’s affairs.

Shareholder Engagement

Shareholder engagement is of great importance to our Board and management team as a means to solicit feedback and to ensure accountability and responsiveness to our shareholders. We recognize the value in maintaining open lines of communication with our shareholders and consider our robust annual shareholder outreach program to be an important governance tool. In these meetings, we address any trends, topics or issues that participating shareholders wish to discuss with us. As part of our shareholder engagement efforts in 2021, we reached out to shareholders owning 72% of outstanding shares and met with all shareholders who accepted a meeting, who represented 19% of outstanding shares. Our Compensation / Nominating & Governance Committee Chair personally led discussions in meetings with shareholders representing 13% of outstanding shares.

These discussions centered around our business strategy, corporate governance (including Board diversity), executive compensation program composition of our board, and enhancements to our ESG disclosures. More specifically, we discussed our significant business achievements in 2021, the evolution of our ESG practices, our progress on Board diversity, and our compensation philosophy and metrics. Our shareholders continued to express support for the changes we made to our compensation program in 2019, which included (i) making our annual bonus program for executive officers entirely formulaic with a pre-established, rigorous and quantifiable performance target relevant for our Company and industry and (ii) adopting share ownership guidelines for our executive officers. Our shareholders were overwhelmingly supportive of our approach in 2021.

Our Annual Investor Meeting provides another opportunity for us to engage with our shareholders. The Company will hold its 2022 Annual Investor Meeting on Friday, June 10, 2022. Please refer to the Company’s website for further details.

Management and the Board recognize the value of direct shareholder input and take our shareholders’ views into account in managing or overseeing the Company. Shareholder feedback is regularly communicated to our full Board, and the input we received directly informed enhancements implemented to our executive compensation program in 2019, as well as expanded disclosures relating to corporate governance, ESG and board diversity in our proxy statement.

Director Independence

The Board has determined that a majority of the Company’s current directors are independent, as defined in Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual. Those directors determined to be independent are Messrs. Carlson, Davis, Gelston, and Tanner and Mmes. Choksi, Dillon and Shank. For a director to be independent, the Board must determine that the director has no relationship with the Company (other than being a director or shareholder of the Company or its subsidiaries) or has only immaterial relationships with the Company. The Company does not apply categorical standards as a basis for determining director independence. Accordingly, the Board considers all relevant facts and circumstances, on a case-by-case basis, in making an independence determination.

The Board notes no current relationships (other than being directors or shareholders) with Messrs. Carlson, Gelston and Tanner or Mmes. Choksi, Dillon and Shank. The Board notes a relationship with Mr. Davis, as disclosed herein under “Director Compensation”, that it concluded was immaterial and did not impair his independence. In making its independence determinations, the Board considers all such relationships in light of NYSE standards as well as the attributes it believes should be possessed by independent-minded directors. Those attributes include the relative impact of the transactions to the director’s personal finances, the perceived degree of dependence by the director or the Company upon the relationship or transactions continuing in the future and whether the transactions were on terms that were reasonable and competitive.

Board Meetings and Committees; Annual Meeting Attendance

During 2021, the following meetings of the Board were held: five meetings of the full Board, eight meetings of the Audit Committee, five meetings of the Compensation/Nominating & Governance Committee and four meetings of the Finance Committee. During 2021, each director attended more than 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which he or she has been a director); and (2) the total number of meetings held by all committees of the Board on which he or she served.

It is White Mountains practice that all directors are invited to, receive materials for and generally attend all Committee meetings. In addition, each Committee Chair provides regular updates to the full Board regarding Committee activities. Directors are encouraged to attend the Annual General Meeting and our Annual Investor Meeting. All of the Company’s directors were in attendance at the 2021 Annual General Meeting, which was held on May 27, 2021, and the 2021 Annual Investor Meeting, which was held on June 4, 2021.

Committees of the Board

Compensation/Nominating & Governance Committee Met five times during fiscal year 2021 Current Committee Members: • Phil Gelston (Chair) • Morgan Davis • Margaret Dillon • Suzanne Shank

Primary Responsibilities

•      Review and make recommendations on director compensation

•      Discharge the Board’s responsibilities relating to the compensation of executives

•      Oversee the administration of the Company’s (and, to the extent the Committee deems appropriate, the major subsidiaries of the Company) compensation plans, in particular the incentive compensation and equity-based plans

•      Prepare the annual report on executive compensation required by the rules and regulations of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement or annual report on Form 10-K, as applicable

•      Identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board

•      Make recommendations to the Board concerning committee appointments

•      Develop, recommend and annually review corporate governance guidelines applicable to the Company and oversee corporate governance matters

•      Oversee the Company’s strategy with respect to environmental stewardship, sustainability and corporate social responsibility

•      Review the CEO’s short-term and long-term succession plans for the CEO and other senior management positions and report to the Board on succession planning

•      Oversee the evaluation of the Board and management

The Compensation/Nominating & Governance Committee Charter, which outlines the duties and responsibilities of the Compensation/Nominating & Governance Committee, is available at www.whitemountains.com. The Compensation/Nominating & Governance Committee Charter is available in print, free of charge, to any shareholder upon request.

Independence

The Board has determined that each current member of the Compensation/Nominating & Governance Committee satisfies applicable NYSE requirements.

Audit Committee Met eight times during fiscal year 2021 Current Committee Members: • Peter Carlson (Chair) • Margaret Dillon • Philip Gelston • David Tanner

Primary Responsibilities

•      Assist with Board oversight of the:

-      Integrity of the Company’s financial statements;

-      Qualifications and independence of the independent auditors;

-      Performance of the internal audit function and the independent auditors; and

-      Company’s compliance with legal and regulatory requirements

•      Provide an avenue of communication among the independent auditors, management, the internal auditors and the Board

•      Approve certain related or affiliated person transactions and review disclosures thereof

•      Prepare the Audit Committee Report

•      Discuss with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and risks related to environmental, social and governance matters, and the steps management has taken to monitor and control those exposures

•      Receive a report, at least annually, on company-wide risks

•      Meet individually in private session with the Company’s Chief Financial Officer, General Counsel, General Auditor, Chief Accounting Officer, and the independent auditors at its quarterly meetings

The Audit Committee Charter, which outlines the duties and responsibilities of the Audit Committee, is available at www.whitemountains.com. The Audit Committee Charter is available in print, free of charge, to any shareholder upon request.

Financial Expertise and Independence

The Board has determined that, of the persons on the Audit Committee, at a minimum Mr. Carlson meets the requirements of being an Audit Committee Financial Expert as defined in Item 407(d) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board has also determined that each current member of the Audit Committee satisfies applicable NYSE requirements as well as the separate independence standards set forth by the SEC.

Report

The Audit Committee Report is included in this Proxy Statement beginning on page 51.

Finance Committee Met four times during fiscal year 2021 Current Committee Members: • Mary Choksi (Chair) • Manning Rountree • Suzanne Shank • David Tanner

Primary Responsibilities

•      Formulate the Company’s investment policy and investment guidelines

•      Review the performance and asset allocation of the Company’s investment portfolio on a regular basis

•      Monitor the capital, debt, and corporate structure of the Company

•      In coordination with the Audit Committee, review the adequacy of risk management, including with respect to new business opportunities outside of traditional property and casualty insurance and reinsurance

Interlocks and Insider Participation

No member of the Compensation/Nominating & Governance Committee was an employee of the Registrant during the last fiscal year or has served as an officer of the Registrant.

Consideration of Director Nominees

General Criteria and Process for Selection of Director Candidates. Our Compensation/Nominating & Governance Committee regularly reviews the individual and collective skills and other attributes of Board members. In identifying and evaluating director candidates, the Compensation/Nominating & Governance Committee does not set specific criteria for directors. Under its Charter, the Committee is responsible for determining desired Board skills and evaluating attributes such as independence, integrity, expertise, breadth of business and life experience, diversity and knowledge about the Company’s business and industry and ownership interest in the Company. Directors must be willing to devote adequate time and effort to Board responsibilities. As set forth in the Company’s Corporate Governance Guidelines and its Charter, the Committee is responsible for recommending director candidates to the Board.

The Compensation/Nominating & Governance Committee has the authority to retain search firms to be used to identify director candidates. During 2021, a third-party search firm helped to identify and review director candidates, and one of our new directors in 2021 was recommended by our search firm. We inform any director search firm that may be retained of our preference to include highly qualified candidates who have diverse identities or backgrounds (including in respect of gender or gender identity, race, ethnicity or sexual identity) in the pool of potential candidates it presents for consideration by the Board.

Consideration of Diversity in Selection of Director Candidates. We believe that a variety of perspectives, opinions, backgrounds, business and life experiences and tenure among the members of the Board enhances the Board’s ability to perform its duties and effectively oversee the Company’s business. In the selection of director candidates, we welcome a diversity of skills, backgrounds, business and life experiences, identities and viewpoints. The Board enhanced its diversity in 2021 with the addition of two female directors (Mmes. Dillon and Shank) and one racially diverse director (Ms. Shank) and remains committed to further increasing its diversity.

Consideration of Director Candidates Nominated by Shareholders. The Company has not adopted a specific policy regarding consideration of director candidates from shareholders. Shareholders who wish to recommend candidates for consideration by the Committee may submit their nominations in writing to the Corporate Secretary at the address provided in this Proxy Statement. The Committee may consider such shareholder recommendations when it evaluates and recommends candidates to the Board for submission to shareholders at each annual general meeting. In addition, shareholders may nominate director candidates for election without consideration by the Committee by complying with the eligibility, advance notice and other provisions of our Bye-laws as described below.

Procedures for Nominating Director Candidates. Under the Company’s Bye-laws, nominations for the election of directors may be made by the Board or by any shareholder entitled to vote for the election of directors (a “Qualified Shareholder”). A Qualified Shareholder may nominate persons for election as directors only if written notice of such Qualified Shareholder’s intent to make such nomination is delivered to the Secretary not later than: (1) with respect to an election to be held at an annual general meeting, 90 days prior to the anniversary date of the immediately preceding annual general meeting or not later than 10 days after notice or public disclosure of the date of the annual general meeting is given or made available to Qualified Shareholders, whichever date is earlier, and (2) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Qualified Shareholders. Each such notice shall set forth: (a) the name and address of the Qualified Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Qualified Shareholder is a holder of record of common shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Qualified Shareholder and each such candidate and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Qualified Shareholder; (d) such other information regarding each candidate proposed by such Qualified Shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such candidate been nominated, or intended to be nominated, by the Board; and (e) the consent of each such candidate to serve as a director of the Company if so elected.

Shareholder Communications

Shareholders, employees and others interested in communicating directly with the Board, any of the Board’s Committees or any individual member of the Board should write to the addressee, c/o the Corporate Secretary, at the address presented under “Available Information” (which appears on page 56).

Succession Planning

One of the top responsibilities of the Board is to ensure continuity in White Mountains’s senior leadership by overseeing the development of executive talent and planning for the efficient succession of the CEO and other senior executives. Among the responsibilities of the Compensation/Nominating & Governance Committee is to review, at least annually, the CEO’s short-term and long-term succession plans for the CEO and other senior management positions and report to the Board on succession planning. Our goal is to develop well-rounded and experienced leaders. The Company ensures that our executives have the necessary internal or external training and mentoring they need to develop professionally. Our high potential executives are regularly challenged with additional responsibilities and positioned to interact more frequently with the Board so Directors can get to know and assess them.

Risk Oversight

The Board, directly and through its Committees, plays an active role in the oversight of the Company’s risk management. The subject of risk management is a recurring agenda item, for which the Board regularly receives reports from management on capital, investments, and operations, including the risks associated with each and the steps management is taking to manage those risks. The Board discusses with management the Company’s business strategy, risk appetite and appropriate levels of risk, as well as considerations of ESG risks, such as the impact of climate change, human capital management and cybersecurity threats.

The Board’s committees are assigned oversight responsibility for particular areas of risk. For example, the Audit Committee receives a report, at least annually, on company-wide risks which considers operational, financial, legal, compliance, cyber and reputational risks, as well as climate risks and sustainability matters. The Compensation/Nominating & Governance Committee oversees risk related to executive compensation plans and implementation, corporate governance, succession planning, environmental stewardship, sustainability and corporate social responsibility. The Finance Committee oversees the risks related to managing the Company’s investment portfolio. Full Board meetings and individual Committee meetings are scheduled so as not to overlap and all directors are encouraged to attend all committee meetings, allowing for every director to participate and provide guidance regarding any risk concerns.

More information about the Company’s approach to risk management, including the primary frameworks used to assess risk and our approach to business continuity and the management of cybersecurity risks, is available on the ESG landing page on our Company website (www.whitemountains.com/esg/).

Enhancing Environmental, Social and Governance Practices and Disclosures

White Mountains invests with the goal of creating superior growth in the Company’s intrinsic value per share over the long term.  In order to achieve this goal, and in order to steward our owners’ capital effectively, the Board and management are committed to sustainability and corporate responsibility. We have made this commitment an integral part of our culture and practices.

In 2020, with oversight from the Board of Directors, White Mountains embarked on a project designed to improve our ESG practices and disclosures. We identified ESG priorities that align with both our Company’s business strategy as well as industry and investor expectations. Our key areas of focus included (i) amending the Company’s investment policy to address ESG, (ii) adopting a climate change statement, (iii) formalizing the Board’s oversight of ESG matters, and (iv) further integrating climate-related risks into our risk management practices. In response to feedback from shareholders, we also committed to improve the communication of our ESG practices by launching an ESG page within our corporate website.

Our ESG Practices

To strengthen our ESG practices, we undertook a comprehensive gap analysis to identify areas to improve that would align with our business strategy as well as industry and investor expectations. ESG topics were prioritized based on relevance, applicability and feasibility of implementation. The full Board had oversight of this process and final approval of the ESG focus areas and actions, which included:

•	ESG in Our Investment Policy: In 2021, we revised our investment policy to address ESG factors. We consider ESG factors when (i) making investment decisions in respect of internally managed portfolios and (ii) selecting external investment managers.

•	Board Oversight of ESG: In 2021, the charters of the Audit, Finance and Compensation/Nominating & Governance Committees were amended to explicitly include ESG oversight responsibilities. The CNG Committee has responsibility for overseeing the Company’s strategy with respect to corporate governance; environmental stewardship, sustainability and corporate social responsibility; and succession planning for senior executives. The Finance Committee has responsibility for formulating and approving the investment policy for White Mountains, including the incorporation of ESG considerations. The Audit Committee has responsibility for the oversight of ESG risks as part of its risk management oversight responsibilities.

•	Statement on Climate Change: In 2021, we adopted a corporate statement on climate change as follows:

“Climate change contributes to higher temperatures, sea level rise and more extreme weather events including droughts, heavy storms, wildfires and stronger hurricanes.  We do not manufacture products that produce carbon, nor do we otherwise meaningfully impact the environment through our operations. However, as the owner and operator of a diversified group of businesses in insurance, financial services and related sectors, we are exposed to risks that are exacerbated by climate change, in particular in our property and casualty insurance/reinsurance and municipal bond guaranty businesses.  Accordingly, in our risk management processes, we consider the potential impact of the effects of climate change.

We also believe that we have an important role to play as a responsible corporate citizen on climate change matters. Our corporate philanthropy reflects our commitment to the environment.”

•	ESG in Our Risk Management: Through our risk management activities, we seek to identify and assess major risks that could affect our businesses. We consider ESG risks, such as the impact of climate change and human capital management, in our risk management processes. In 2021, we added information on our risk management practices, including the primary frameworks used to assess risk and our approach to business continuity and the management of cybersecurity risks, to our Company website.

•	Communication of Our ESG Practices: To respond to feedback received in our annual shareholder engagement, we have developed an ESG landing page on our corporate website to communicate our practices more effectively. The ESG page contains an overview of how ESG is incorporated into our corporate governance and business ethics, our approach to climate change, our investment management activities, our human capital management, our approach to risk management and our community engagement.

More detailed information on the practices outlined above is available on the ESG landing page on our Company website (www.whitemountains.com/esg/).

Human Capital Management and Diversity & Inclusion

Our strength lies in our people, and we proactively support each employee’s well-being and development. Our Board receives periodic reporting on employee satisfaction and concerns and interacts with employees across our organization. We have an inclusive, team-oriented culture in which all employees are treated with respect. Under the guidelines of our Code of Business Conduct, we are firmly committed to providing equal employment opportunities. In our recruiting practices at our parent company, we require that a diverse slate of candidates be considered for every open position. We deeply value diversity of backgrounds, experiences and ideas, which we believe fosters more engaging discussions, stronger collaboration and better company performance. We invest in the professional development of our workforce and are committed to the long-term development of our workforce and the cultivation of our next generation of leaders. To support the advancement of our employees at the parent company, we endeavor to strengthen their qualifications by providing access to training in financial skills, effective communication and institutional knowledge. Our parent company mentoring program encourages new relationships and additional career support opportunities, and our Educational Assistance Program funds external professional development opportunities to further enhance job-related skills.

Throughout the unique challenges of 2020 and 2021, our commitment to the health and safety of our employees and their families has been our guiding priority. To support our employees during this time, we expanded and encouraged remote work, introduced protocols and practices that emphasized employee well-being, regularly solicited feedback from our employees and ensured frequent senior leadership communication.

Corporate Social Responsibility

White Mountains is committed to the communities in which we live and work, and many of our employees actively support non-profit organizations in their respective communities. Their focus is mirrored by our corporate philanthropy efforts at our parent company, which include a charitable matching gift program, corporate support for environmental and social causes in the communities in which we operate, and partnerships with high quality organizations focused on issues of diversity & inclusion.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Rights of Shareholders

As of April 1, 2022, there were 2,994,162 common shares outstanding. Shareholders of record of common shares shall be entitled to one vote per common share, provided that if, and so long as, the votes conferred by “Controlled” common shares (as defined below) of any person constitute ten percent (10%) or more of the votes conferred by the outstanding common shares of the Company, each outstanding common share comprised in such Controlled common shares shall confer only a fraction of a vote that would otherwise be applicable according to the following formula:

[(T divided by 10)-1] divided by C

Where: “T” is the aggregate number of votes conferred by all the outstanding common shares; and “C” is the number of votes conferred by the Controlled common shares of such person.

“Controlled” common shares in reference to any person means:

(1)	all common shares directly, indirectly, or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended, of the United States; and

(2)	all common shares directly, indirectly, or constructively owned by any person or “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder; provided that this clause (ii) shall not apply to (a) any person (or any group that includes any person) that has been exempted from the provisions of this clause or (b) any person or group that the Board, by the affirmative vote of at least seventy-five percent (75%) of the entire Board, may exempt from the provisions of this clause.

The limitations set forth above do not apply to any Shareholder which is a “Byrne Entity” (as defined below) for any matter submitted to the vote of Shareholders, except with respect to the election of directors. “Byrne Entity” means any foundation or trust established by John J. Byrne, Patrick Byrne, and any associate or affiliate of any of them (or any group of which any of them is a part), as defined under Section 13(d) of the United States Securities Exchange Act of 1934, as amended.

If, as a result of giving effect to the foregoing provisions or otherwise, the votes conferred by the Controlled common shares of any person would otherwise represent 10% or more of the votes conferred by all the outstanding common shares, the votes conferred by the Controlled common shares of such person shall be reduced in accordance with the foregoing provisions. Such process shall be repeated until the votes conferred by the Controlled common shares of each person represent less than 10% of the votes conferred by all common shares.

Security Ownership of Certain Beneficial Owners

To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of the common shares outstanding as of April 1, 2022, except as shown below.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	279,362	(a)	9.3%
Wellington Management Group, LLP 280 Congress Street, Boston, MA 02210	221,559	(b)	7.4%
Atlanta Capital Management Co LLC 1075 Peachtree Street, Atlanta, GA 30309	173,278	(c)	5.8%
River Road Asset Management, LLC 462 S. 4th St., Ste 2000, Louisville, KY 40202	169,047	(d)	5.6%
Dimensional Fund Advisors LP 600 Bee Cave Road, Austin, TX 78746	149,502	(e)	5.0%

(a)	Information as of December 31, 2021, based on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2022, by and on behalf of The Vanguard Group.

(b)	Information as of December 31, 2021, based on Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2022, by and on behalf of Wellington Management Group, LLP.

(c)	Information as of December 31, 2021, based on Schedule 13F filed with the Securities and Exchange Commission on February 14, 2022, by and on behalf of Atlanta Capital Management Co LLC.

(d)	Information as of December 31, 2021, based on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2022, by and on behalf of River Road Asset Management, LLC.

(e)	Information as of December 31, 2021, based on Schedule 13F filed with the Securities and Exchange Commission on February 9, 2022, by and on behalf of Dimensional Fund Advisors LP.

Security Ownership of Management

The following table sets forth, as of April 1, 2022, beneficial ownership of common shares by each director, the Named Executive Officers (as defined on page 28) and all other executive officers as a group:

	Amount of Ownership
Name of Beneficial Owner	Beneficially (a)	Economically (b)
Frank R. Bazos	1,031	2,731
Reid T. Campbell	16,818	20,418
Peter M. Carlson	763	763
Mary C. Choksi	1,138	1,138
Morgan W. Davis	8,569	8,569
Margaret Dillon	225	225
Philip A. Gelston	1,013	1,013
Michaela Hildreth	3,425	5,175
G. Manning Rountree	22,125	30,225
Robert L. Seelig	19,162	22,312
Susanne F. Shank	151	151
David A. Tanner	1,388	1,388
All directors, Named Executive Officers and all other executive officers as a group (13 persons)	77,058	96,608

(a)	The common shares shown as beneficially owned by all directors, Named Executive Officers and all other executive officers as a group represent 2.6% of the total common shares outstanding at April 1, 2022. No director or executive officer beneficially owned 1% or more of the total common shares outstanding at that date. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act.
(b)	Common shares shown as economically owned include common shares beneficially owned and target unearned performance share awards, less any common shares in which the owner disclaims a pecuniary interest.

EXECUTIVE COMPENSATION

FROM OUR COMPENSATION/NOMINATING & GOVERNANCE COMMITTEE

Dear Fellow Shareholders:

One of our most important responsibilities as the independent Compensation/Nominating & Governance Committee (the “CNG Committee”) is to structure our executive compensation programs and governance practices to create close alignment with our shareholders’ interests, while continuing to attract and retain talented executives to execute on our Company’s strategy and create long-term value.

To that end, we regularly seek feedback from our shareholders on our compensation practices and, as appropriate, make refinements that we believe enhance our programs. We believe our responsiveness to that input is reflected in our 2021 Say-on-Pay vote, which received nearly 98% support. This year, we reached out to shareholders owning approximately 72% of White Mountains’ outstanding shares and met with all shareholders who accepted a meeting, who represented 19% of our shares outstanding. Mr. Philip Gelston, the CNG Committee chair, personally led discussions in several of these meetings. The feedback received during these meetings was extremely valuable for our evaluation of our compensation programs for potential improvements in structure or disclosure.

2021 Compensation Program Highlights:

➢	Base salaries continue to be capped at $500,000 for all Named Executive Officers
➢	Annual percent-of-salary target bonus opportunities were held flat for all Named Executive Officers
➢	Approximately 93% of total target 2021 CEO compensation was linked to Company or share performance and therefore meaningfully “at-risk”
➢	Formulaic annual bonus performance metric resulted in no payout to executive officers, further demonstrating the rigor of the compensation program design and its link to performance

History of Responsiveness to Shareholder Feedback on Compensation and Governance:

➢	Enhanced our ESG practices by (i) amending the Company’s investment policy to address ESG, (ii) adopting a climate change statement, (iii) formalizing the Board’s oversight of ESG matters, (iv) further integrating climate-related risks into our risk management practices and (v) launching an ESG page on our website
➢	Fulfilled our commitment to increase gender and racial or ethnic diversity on our Board of Directors
➢	Adopted a formulaic annual incentive program for our executive officers, with pre-established, rigorous and quantifiable performance targets that are relevant for our firm and industry
➢	Adopted robust share ownership guidelines for our executive officers and non-employee directors
➢	Enhanced proxy disclosure to include (i) a detailed, individual Board skills matrix that highlights our Board’s key skills and qualifications that are directly relevant to our business, strategy and operations and (ii) greater disclosure about diversity among Board members

The CNG Committee is committed to ensuring that our executive compensation programs and governance practices continue to motivate long-term value creation. We believe we have been responsive to our shareholders’ input, and we welcome your continued feedback.

Sincerely,

The White Mountains Insurance Group Compensation/Nominating & Governance Committee

Philip A. Gelston, Chair    |    Morgan W. Davis    |    Margaret Dillon    |    Suzanne F. Shank

April 6, 2022

Compensation Discussion and Analysis

Executive Summary

Business Overview and 2021 Performance Highlights

White Mountains is engaged in the business of making opportunistic and value-oriented acquisitions of businesses and assets in the insurance, financial services and related sectors, operating those businesses and assets through its subsidiaries and, if and when attractive exit valuations become available, divesting to realize gains on their sale. Our principal focus is to grow adjusted book value per share (“ABVPS”) because we believe, based on the trading history of our stock, that over the long term our share price growth will parallel our growth in ABVPS (see chart and discussion on page 32). Since our IPO, including dividends, White Mountains has delivered 13% annualized growth in ABVPS and 11% annualized growth in market value per share.

We finished 2021 with book value per share of $1,176 and adjusted book value per share of $1,190, decreases of 7% and 6% from the prior year, respectively. Excluding the mark-to-market decline in our investment in MediaAlpha, adjusted book value per share increased 4% for the year, reflecting positive results from our operating businesses.

In 2021, Ark produced good underwriting results in a heavy catastrophe year, while growing full year premiums 77%. At BAM, investor demand for bond insurance remained strong, and BAM insured a record $15.6 billion of par in the primary market. NSM finished 2021 with new highs for pro forma controlled premiums and pro forma adjusted EBITDA. Kudu produced strong growth in adjusted EBITDA and completed five acquisitions. We also smoothly effected leadership succession in our senior management team and appointed and on-boarded two independent directors, Mmes. Shank and Dillon, who reinforce and expand the Board’s skill set. Finally, we successfully navigated year two of the COVID-19 pandemic with balance and sensitivity, supporting our employees while resuming in-office work.

Commitment to Ongoing Shareholder Engagement

As part of our ongoing commitment to better understand the views of our shareholders with respect to our business, governance, and compensation practices, we continued our investor outreach efforts in 2021. Over the past several years, feedback received from these discussions has helped guide refinements to our executive compensation programs and governance practices, as well as enhancements to our public disclosures. A summary of these efforts in 2021, feedback received and our history of responsiveness is included below:

History of Demonstrated Responsiveness

In response to feedback from our shareholders, we have made the following changes and enhancements to our compensation and governance programs since 2019:

➢	Enhanced ESG practices and disclosures, including

○	amending the Company’s investment policy to address ESG,
○	adopting a climate change statement,
○	formalizing the Board’s oversight of ESG matters,
○	further integrating climate-related risks into our risk management practices, and
○	establishing an ESG landing page on our website

➢	Introduced a formulaic annual incentive program for our executive officers, with pre-established, rigorous and quantifiable performance targets that are relevant for our firm and industry

➢	Established share ownership guidelines for our executive officers and non-employee directors

➢	Included a detailed, individual Board skills matrix in our proxy statement that highlights our Board’s key skills and qualifications that are directly relevant to our business, strategy and operations, and enhanced disclosures concerning the diversity of our Board

Compensation Peer Group

As described in more detail below, the CNG Committee refers to a peer group as part of its evaluation of the Company’s compensation practices. Importantly, we do not use this peer group to benchmark compensation. Rather, we evaluate the executive compensation programs of these peers in terms of structure and variability of payouts in good and poor performance scenarios. We seek to structure our compensation program to be more variable than most other insurance and reinsurance peers. The CNG Committee believes that our compensation structures closely align the financial interests of management with those of our shareholders and encourage appropriate, but not excessive, risk taking.

The CNG Committee regularly evaluates the continuing appropriateness of our peer group and has accordingly made several refinements to our peer group, effective for fiscal 2021. See page 30 for further details on our 2021 peer group.

Compensation Program Aligned with Company Performance

In assessing the design of our executive compensation program, we value input from our shareholders and incorporate their feedback into our assessment. The current design of our compensation program consists of three primary elements: base salary, annual incentive bonus and long-term incentive compensation. Each element is structured with the primary goal of maximizing shareholder value over long periods of time. Highlights of our 2021 compensation program are as follows:

Elements and Structure

[1] The average of growth in adjusted book value per share (ABVPS) and growth in intrinsic value per share, which is the ABVPS including franchise value step-ups to reflect the fair value of certain subsidiaries carried at book value. See Annex A for a reconciliation of growth in ABVPS and growth in intrinsic value per share.

We believe that the goal of maximizing shareholder value over long periods of time is best pursued by utilizing a pay-for-performance program that closely aligns the financial interest of management with those of our shareholders while rewarding appropriate risk taking. We accomplish this by emphasizing variable long-term compensation, the value of which is tied to performance over a number of years rather than fixed entitlements. To illustrate, 88% of our CEO’s 2021 target total direct compensation was linked to long-term incentives, while approximately 7% was made up of base salary, and 5% linked to annual cash bonus opportunity at target.

Chief Executive Officer:

Other NEOs:

Named Executive Officers

In this CD&A, we review the philosophy of White Mountains’s executive compensation program, the compensation process, the program’s elements, and the 2021 and 2022 compensation decisions for our Named Executive Officers:

2021 Named Executive Officers
G. Manning Rountree	Chief Executive Officer
Reid T. Campbell*	Executive Vice President & Chief Financial Officer
Robert L. Seelig	Executive Vice President & General Counsel
Michaela Hildreth	Managing Director & Chief Accounting Officer

Frank R. Bazos**	Former Executive Vice President & Head of Mergers & Acquisitions

* On March 1, 2022, Mr. Campbell became President of White Mountains and will serve in that role until his retirement in February 2024. Mr. Liam P. Caffrey became Executive Vice President and Chief Financial Officer of White Mountains on that date.

** Mr. Bazos served as a named executive officer during 2021. Effective March 1, 2021, Mr. Bazos resigned from his role and became an advisor to management.

Unless otherwise noted, the term Named Executive Officers (or “NEOs”) refers to the group of individuals listed in the above table; the term “CEO” refers to Mr. Rountree; and the term “CFO” refers to Mr. Campbell through February 28, 2022.

Business Overview, Significant Transactions, and Performance Highlights

White Mountains is engaged in the business of making opportunistic and value-oriented acquisitions of businesses and assets in the insurance, financial services and related sectors, operating these businesses and assets through its subsidiaries and, if and when attractive exit valuations become available, divesting to realize gains on the sale of these businesses and assets.

White Mountains finished 2021 with book value per share of $1,176 and adjusted book value per share of $1,190, decreases of 7% and 6% from the prior year, respectively. During the year, MediaAlpha’s share price declined from $39.07 to $15.44, giving back a portion of the gains created in 2020. This decline was a key driver of White Mountains financial results in 2021. Excluding this decline, adjusted book value per share increased 4% for the year, reflecting positive results from our operating businesses.

In 2021, Ark produced good underwriting results in a heavy catastrophe year, while growing full year premiums 77%. At BAM, investor demand for bond insurance remained strong, and BAM insured a record $15.6 billion of par in the primary market. NSM finished 2021 with new highs for pro forma controlled premiums and pro forma adjusted EBITDA. Kudu produced strong growth in adjusted EBITDA and completed five acquisitions. We also smoothly effected leadership succession in our senior management team and appointed and on-boarded two independent directors, Mmes. Shank and Dillon. Finally, we successfully navigated year two of the COVID-19 pandemic with balance and sensitivity, supporting our employees while resuming in-office work.

The businesses we own today position us well for the future. The Company remains value-oriented, opportunistic, and focused on running our businesses efficiently and creating shareholder value.

Shareholder Engagement and History of Demonstrated Responsiveness

Engaging with our owners is central to our commitment to good governance and critical to maintaining our strong corporate governance practices. Our 2021 shareholder outreach was led by the Board and senior management, often including our CNG Committee chair, Mr. Philip Gelston, leading the discussion and providing a direct line of communication between the Board and our shareholders. In our 2021 Say-on-Pay vote, we received nearly 98% support. This year, we reached out to shareholders representing approximately 72% of our outstanding shares and met with all shareholders who accepted meetings, who represented 19% of our shares outstanding. Mr. Gelston personally led discussions in meetings with shareholders representing approximately 13% of our shares outstanding. Shareholder feedback received from these meetings was shared with the entire Board and help to inform our responsiveness actions.

The main topics in our engagement meetings were our current business strategy, corporate governance (including Board diversity), executive compensation practices, Board oversight of risk management, and ESG practices and disclosure. More specifically, we discussed business developments with the Ark, NSM, Kudu, MediaAlpha, and BAM businesses, our addition of two members to the Company’s Board in 2021 (Mmes. Shank and Dillon), our recently enhanced ESG practices and disclosures, and our executive compensation program. Our shareholders were overwhelmingly supportive of our successful capital redeployment efforts, Board refreshment, approach to ESG disclosure and oversight, and executive compensation programs. Shareholder feedback is regularly communicated to our full Board, and the input we received previously directly influenced the enhancements we made to our proxy disclosure, ESG disclosure, and executive compensation program.

The Company’s management and Board is committed to continuing its extensive shareholder outreach program.

Compensation Philosophy

Our executive compensation policies are designed with the primary goal of maximizing shareholder value over long periods of time. We believe that this goal is best pursued by utilizing a pay-for-performance program that closely aligns the financial interests of management with those of our shareholders while rewarding appropriate risk taking. We accomplish this by emphasizing variable long-term compensation, the value of which is tied to performance over a number of years rather than fixed entitlements (such as base salary, pensions, and employee benefits). To that end, the CNG Committee has established base salaries and target annual bonuses for our executives that tend to be lower than those paid by comparable property and casualty insurers and reinsurers, while granting the bulk of an executive's target compensation as long-term incentive compensation. To illustrate, 88% of our CEO’s 2021 target total direct compensation was linked to long-term incentives, while approximately 7% was made up of base salary and 5% was target annual cash bonus opportunity.

The following principles guide and inform the CNG Committee’s efforts to deliver a highly effective executive compensation program that drives shareholder value and fosters the attraction and motivation of key talent:

Compensation Setting Process

The CNG Committee is responsible for approving our compensation programs for executive officers, and it specifically approves all compensation for our executive officers and for any employee with target annual compensation in excess of $1.5 million. Our CEO annually presents to the CNG Committee his evaluation of our executives, their individual performance, achievements, and the contributions they made to the Company's accomplishments over the past year, as well as over the most recent long-term incentive plan cycle. In connection with this evaluation, the CEO recommends to the CNG Committee appropriate compensation amounts for these executives. The CNG Committee evaluates these recommendations and also assesses the performance, responsibilities and contributions of the CEO, considers CEO succession plans, and sets the compensation of the CEO.

With the exception of significant promotions and new hires, compensation matters are usually addressed at the first meeting of the CNG Committee each year (typically late February), following the availability of financial results for the prior year and the current year’s financial plan. This allows us to determine the results of prior period grants and to set targets for the current year and newest long-term performance cycle. Performance cycles for long-term compensation typically run for three years beginning on January 1st of the year of grant.

Compensation Peer Group

When making new long-term incentive grants, the CNG Committee assesses the impact of different performance scenarios on potential realizable compensation. Further, in order to test our beliefs about the structure and variability of the awards we make, the CNG Committee annually reviews and considers a systematic analysis of the public compensation disclosures made by other property and casualty insurers and reinsurers that the CNG Committee considers to be peers.

Importantly, our compensation peer group is not used for benchmarking purposes, but rather to analyze whether our compensation programs are appropriately structured and to ensure they are more variable than most other insurance and reinsurance peers.

The Company uses this group of companies as it reflects traditional competitors of White Mountains. The CNG Committee regularly evaluates the continuing appropriateness of this group and did so again during 2021. As a result of this review, two of the largest companies from the most recent peer group were removed (Cincinnati Financial and CNA Financial), while six additional size-appropriate companies who could generally be considered as competitors were added to the peer group (Assured Guaranty, Enstar, Hanover, Kinsale, RLI, and SiriusPoint).

The companies included in the analysis presented to the CNG Committee prior to it making compensation decisions in 2021 were:

2021 Peer Group

•	Alleghany	•	Hanover
•	Arch Capital	•	Kinsale
•	Argo	•	Markel
•	Aspen	•	RenaissanceRe
•	Assured Guaranty	•	RLI
•	Axis Capital	•	Selective
•	Enstar	•	SiriusPoint
•	Everest Re	•	W.R. Berkley

The CNG Committee concluded that the peer analysis supported its view that the Company’s compensation programs are more variable than most other insurance and reinsurance peers, have fewer fixed elements of compensation and perquisites, and do not lead to significant rewards for poor performance. The CNG Committee believes that the compensation structures that have been developed for the Company closely align the financial interests of management with those of our shareholders and encourage appropriate, but not excessive, risk taking.

Compensation Best Practices

We maintain a number of compensation governance best practices which support our overarching compensation philosophy and are fully aligned with our compensation principles, as discussed in the following section. Our compensation practices also align with input we have received from shareholders.

Key Compensation Highlights
What We Do	What We Do Not Do

✓   Commitment to pay for performance as evidenced by having approximately 93% of total target 2021 CEO compensation linked to company, stock or individual performance and, therefore, meaningfully “at-risk”

✓   Half of annual LTI delivered in performance-based equity, with a three-year measurement period

✓   Formulaic annual incentive program, based on pre-determined goals

✓   Clawback policy for annual and long-term incentive plans

✓   Double-trigger change-in-control provisions

✓   Annual Say-On-Pay vote

✓   Share ownership guidelines for executive officers

✗    No hedging of Company securities

✗    No executive pensions

✗    No single-trigger vesting of equity-based awards upon change-in-control

✗    No excise tax gross-ups upon change-in-control

✗    No dividends on unvested performance shares

✗    No long-term employment agreements with executive officers

✗    No excessive perquisites or benefits

Superior Track Record and the Alignment of Growth in ABVPS and Market Value Per Share

From our IPO in 1985 through year-end 2021, we have delivered 13% annualized growth in ABVPS and 11% annualized growth in market value per share to our shareholders. Importantly, as seen in the chart below, ABVPS and market value per share have generally moved in tandem over the last thirty-five years, despite short-term fluctuations. This is a core factor supporting the CNG Committee’s selection of incentive plan performance metrics that relate to growth in book value per share.

$1,050
$280
$75
$25.75
$20
Year
1990
1995
2000
2005
2010
2015
2020
Fireman's Fund Corp. IPO
Black Monday
Sale of Fireman's Fund Insurance
White River Spin-off
Sirius America Acquisition
Re-domestication to Bermuda
Esurance Acquisition
OneBeacon Acquisition
Symetra Investment
Sirius International Acquisition
OneBeacon IPO
Answer Financial (AFI) Acquisition
Financial Market Collapse
Symetra IPO
Sale of Esurance & AFI
Build America Mutual (BAM) Launch
Sales of OneBeacon, Sirius Group, Symetra & Tranzact
Kudu and NSM Acquisitions
Ark Acquisition
MediaAlpha IPO
$1,190*
$1,014*
Growth since IPO:
Adjusted Book Value Per Share
13% annualized, including dividends
Market Value Per Share
11% annualized, including dividends
Adjusted Book Value Per Share
* as of 12/31/21
Market Value Per Share
* as of 12/31/21

Compensation for 2021

The principal elements of compensation for our executives in 2021 - base salary, annual incentive bonuses and long-term incentive compensation - are discussed below.

2021 Target Annual Direct Compensation Mix

1.	Base Salary

As discussed above under “Compensation Philosophy”, the Company’s compensation program emphasizes variable long-term incentive compensation, rather than fixed entitlements. Accordingly, we pay our executive officers salaries that we believe to be below market. In 2008, we limited base salaries to a maximum of $500,000. The base salaries in effect for each of our NEOs for 2021 and 2022 are listed in the table below:

`	Base Salaries in Effect During
Executive	2021	2022
G. Manning Rountree	$500,000	$500,000
Reid T. Campbell	$500,000	$500,000
Robert L. Seelig	$500,000	$500,000
Michaela Hildreth	$425,000	$500,000
Frank R. Bazos*	$250,000	$250,000

___________________

* Effective March 1, 2021, Mr. Bazos resigned from his role and became an advisor to management at a $250,000 annual salary.

2.	Annual Incentive Bonuses

We provide annual bonus opportunities to our executive officers, which make up a small percentage of each NEO’s target total annual compensation – approximately 5% for our CEO, and 11% on average for the other NEOs in 2021 – as the bulk of our executive officers’ compensation opportunity is tied to long-term incentives. Each NEO participates in the annual bonus pool applicable to the parent holding companies. For 2021, the target bonus pool was $6.9 million for 59 employees.

Under our formulaic annual bonus program, the level of payout is determined by reference to the Company’s growth in CVPS, which is defined by the CNG Committee as the average of growth in ABVPS and growth in “intrinsic business value per share”, which is the ABVPS including franchise value step-ups to reflect the fair value of certain subsidiaries carried at book value. In choosing this metric for the annual bonus program, the CNG Committee recognized that this is the same metric as used in a portion of the Company’s long-term incentives (albeit for a different time period). The CNG Committee considered a number of other metrics but concluded that no other metric is as pertinent to our business as CVPS. CVPS is the metric that the Board and the management team focus on because it is linked to growth in book value per share metrics, which we believe is what ultimately drives growth in our share price. The 2021 annual bonus pool could range from 0% to 200% of target, based on the harvest scale of 3%-8%-13% growth in CVPS.

For our executive officers, the CNG Committee maintains the discretion to decrease the individual annual bonus payouts after the quantitative formula has been applied, however it does not have discretion to increase payouts. Our executive officers cannot receive more than the formulaic result.

For 2021, the NEOs (other than Mr. Bazos) had target annual bonuses of 75% of salary, which was unchanged from the prior year and is continued into 2022. Mr. Bazos was not eligible for an annual bonus in 2021 due to his resignation effective March 1, 2021. Based on the Company’s performance of a 1.2% decline in CVPS in 2021, the CNG Committee awarded the NEOs bonuses of 0% of target.

	2021 Annual Bonus Decisions
Executive	Target Bonus	Earned Bonus	% of Target
G. Manning Rountree	$375,000	$0	0%
Reid T. Campbell	$375,000	$0	0%
Robert L. Seelig	$375,000	$0	0%
Michaela Hildreth	$318,750	$0	0%

3. Long-Term Incentive Compensation

Long-term equity awards generally consist of an equal mix of performance shares and restricted shares, rewarding long-term value creation and aligning executives’ interests with shareholders’ interests. Restricted shares are subject to a three-year cliff-vesting provision, instead of annual vesting, in order to promote retention that balances incentives to redeploy capital aggressively and to remain patient for good opportunities. The number of WTM common shares earned from a grant of performance shares can range from 0%-200% of target, based on after-tax annual growth in CVPS over the three-year performance cycle.

The CNG Committee selected performance metrics that relate to growth in book value per share because it continues to believe these metrics ultimately drive growth in our share price. The market value of our shares is not included as a direct measure of performance, but it determines the ultimate value of earned performance and restricted share awards.

From year-to-year when we make new long-term incentive grants, we typically adjust the target number of shares granted to individual employees to reflect the change in CVPS during the prior year, rather than focusing on changes in market values. This is consistent with our view that the change in book value per share and related metrics provides a better view of the change in value of the Company than metrics reflecting short-term market price fluctuations. In addition, we generally limit total annual share grants to employees to equal to or less than 1% of the Company’s outstanding shares. For each of the past five grant cycles (from 2018-2020 to 2022-2024), we adhered to this guideline.

2021 Long-Term Incentive Grants: For the CEO and each of our other NEOs (other than Mr. Bazos), the annual 2021 long-term incentive awards were allocated 50% as performance shares and 50% as restricted shares, consistent with prior years. With respect to the total grants made to employees across the Company, the CNG Committee granted 26,950 target shares for the 2021-2023 performance cycle, which represented a 4% decrease, year over year, in the number of shares granted. These grants totaled approximately 0.9% of the then outstanding shares, within the CNG Committee’s 1% guideline. The restricted shares are subject to a three-year cliff vesting provision based on continuous service, in order to promote retention of key executive talent. The performance shares vest in a range of 0% - 200% of target, following a three-year performance period.

For the 2021-2023 performance period, the CNG Committee established a target of 8% annual growth in CVPS as the performance target that would result in the payout of 100% of the target performance shares, which is an increase over the 7% annual growth target utilized for the 2020-2022 performance period. There would be no payout for annual growth of 3% or less, and annual growth of 13% or more would be required for a payout of 200%. In setting this performance scale, the CNG Committee’s goal was to set a performance target that was reasonable, but with an appropriate degree of stretch. Importantly, the 8% target was roughly equal to the Company’s 10YT + 700 basis points guidepost, allowing us to fulfill our commitment to shareholders since our dispositions in 2015-2017. Over the past several years, we have consistently communicated our intention to deploy the large amount of capital from these dispositions patiently and sensibly, and eventually get our target back to the 10YT + 700 basis points level. In addition, the CNG Committee considered that the one-year performance scale for the 2021 annual bonus program was the same as the three-year average performance scale being set for the 2021-2023 performance shares. The Committee determined that this scale was appropriate due to the factors discussed above and their applicability over a longer time frame (which equates to aggregate growth of 9%-26%-44% over a three-year period).

A detailed breakdown of the 2021 grants is included in the table below:

	2021 Long-Term Incentive Grants

	Grant Date	Restricted Shares		Performance Shares		Total 2021 LTI Grant Value
Executive		# Shares	Grant Value	# Shares	Grant Value
G. Manning Rountree	2/25/2021	2,700	$ 3,239,217	2,700	$ 3,239,217	$ 6,478,434
Reid T. Campbell	2/25/2021	1,800	$ 2,159,478	1,800	$ 2,159,478	$ 4,318,956
Robert L. Seelig	2/25/2021	1,000	$ 1,199,710	1,000	$ 1,199,710	$ 2,399,420
Michaela Hildreth	2/25/2021	600	$ 719,826	600	$ 719,826	$ 1,439,652

In determining the amount of new long-term incentive compensation grants for 2021 for our NEOs, the CNG Committee assessed each executive’s scope of authority and ability to impact the success of the Company. Based on the CNG Committee’s general experience and the recommendation of the CEO, for NEOs other than himself, the CNG Committee established a grant level that it believed was appropriate to reflect each such executive’s expected contribution to the Company over the next performance cycle.

Mr. Bazos did not receive a long-term incentive grant in 2021 due to his resignation effective March 1, 2021.

Payout of 2019-2021 Performance Cycle: For the 2019-2021 performance cycle, long-term incentives were granted to the NEOs as follows: 50% as performance shares and 50% as restricted shares. For the performance shares, which matured at the end of 2021, 7% annual growth in CVPS was the performance target for a payout of 100% of the target performance shares. Annual growth of 2% or less would have resulted in no payout and annual growth of 12% or more would have resulted in a payout of 200%. At its meeting in February 2022, based on an average annual growth in CVPS of 10.6%, the CNG Committee confirmed that the payout that was earned was 172% of target.

2019-2021 Performance Share Cycle
	Target Shares	Performance Scale (min / target / max)	Actual Annual Performance	Payout %	Shares Earned
G. Manning Rountree	3,000	2% - 7% - 12%	10.6%	172%	5,160
Reid T. Campbell	2,000	2% - 7% - 12%	10.6%	172%	3,440
Robert L. Seelig	1,000	2% - 7% - 12%	10.6%	172%	1,720
Michaela Hildreth	400	2% - 7% - 12%	10.6%	172%	688
Frank R. Bazos	1,900	2% - 7% - 12%	10.6%	172%	3,268

2022 Compensation Actions

Target total cash compensation opportunities remain generally unchanged from 2021, with base salaries capped at $500,000, combined with 75%-of-salary target bonus opportunities. At its February 2022 meeting, the CNG Committee increased Ms. Hildreth’s salary to $500,000 and decided to keep all other NEO 2022 base salaries and percent-of-salary target bonus opportunities at the same levels as in 2021. This reflected the CNG Committee’s long-standing philosophy of linking a vast majority of executives’ compensation to long-term incentives in order to align their interests with those of our shareholders, as opposed to awarding high levels of fixed cash compensation.

Further, the design of our executive officers’ 2022 annual bonus plan will be similar to the plan in effect for 2021, with payouts tied to annual growth in CVPS and a harvest scale of 4%-9%-14% for threshold / target / maximum payout levels, which is an increase over the 3%-8%-13% scale that was in effect for 2021.

2022 Long-term Incentive Grants. In February 2022, the CNG Committee made new long-term incentive grants to the NEOs (other than Messrs. Campbell and Bazos) based on the same factors described above with respect to grants made in 2021 and allocated 50% as performance shares and 50% as restricted shares. With respect to the total grants made to employees across the Company, the CNG Committee granted 26,150 target shares for the 2022-2024 performance cycle, which represents a 3% decrease, year over year, in the number of shares granted. These grants totaled approximately 0.9% of the then outstanding shares, within the CNG Committee’s 1% guideline discussed above.

The CNG Committee set a performance target of 9% annual growth in CVPS, which is above the Company’s guidepost of the yield at the beginning of the period on the 10 YT + 700 basis points. The CNG Committee determined that 9% annual growth in CVPS is an appropriately challenging target for a payout of 100% of the target performance shares for the 2022-2024 performance cycle, which is an increase over the 8% annual growth in CVPS target utilized for the 2021 grants. Annual growth of 4% or less would result in no payout, and annual growth of 14% or more would result in a payout of 200%. As seen in the table below, the performance target goals associated with our performance shares have increased meaningfully over the past five grant cycles.

Performance Cycle	Target Shares Granted	% Change from Prior Year	Performance Target (min / target / max)
2022 - 2024	26,150	(3%)	4% - 9% - 14%
2021 - 2023	26,950	(4%)	3% - 8% - 13%
2020 - 2022	28,110	(10%)	2% - 7% - 12%
2019 - 2021	31,200	16%	2% - 7% - 12%
2018 - 2020	26,900	(24%)	2% - 6% - 10%

The CNG Committee believes this target and scale properly incentivize management to manage our businesses efficiently, without taking inappropriate risks.

Share Ownership Guidelines for Executive Officers

The CNG Committee has established share ownership guidelines for our executive officers. According to the guidelines, our CEO and EVPs are required to hold Company shares with a value of 10x salary, while other executive officers are required to hold Company shares with a value of 3x salary. Shares received upon vesting must be held until the executive is in compliance with the guideline. Unvested restricted shares will count toward satisfaction of the guideline, while unvested performance shares will not count. As of December 31, 2021, all NEOs were in compliance with the guidelines.

Clawback Policy

The Company has adopted a clawback policy applicable to bonuses and long-term incentive awards. If the Company restates any financial statement included in an SEC filing as a result of an employee’s misconduct, the Board may, without prejudice to any other remedies available to the Company, seek reimbursement of any bonus or long-term incentive award received by such person that relates in whole or in part to any period for which such financial statements were restated. If the misconduct involved fraud, then in addition to other actions the Board will mandatorily seek such reimbursement.

Other Elements of Compensation

Retirement Benefits

We have no active U.S. defined benefit pension plans. Benefit accruals under all our U.S. qualified defined benefit pension plans and all our U.S. supplemental defined benefit pension plans were frozen for all employees in 2002.

Our employees may participate in our qualified 401(k) plans and eligible employees can participate in a qualified employee stock ownership plan. We do not provide supplemental retirement benefits to any employees in connection with these plans.

Perquisites

We review the perquisites that our senior management receives. The primary perquisite is limited personal use of corporate aircraft.

We allow our NEOs to use our corporate aircraft from time to time for personal reasons. The aggregate incremental cost to the Company is included, for proxy reporting purposes, as compensation to the Named Executive Officer. For tax purposes, we comply with IRS regulations. We do not “gross-up” our NEOs for their taxes associated with perquisites, including with respect to personal use of our aircraft.

Our NEOs also participate in our other benefit plans on the same terms as our other employees. These plans include medical and health insurance, company paid life insurance and charitable gift matching.

Certain Board Fees

Our NEOs do not receive director fees for serving on the Company's board of directors or for serving on the boards of our wholly-owned or majority-owned subsidiaries. However, those NEOs who serve on the boards of other companies in which we have a minority interest may receive director fees from those companies. We consider those board fees when evaluating the compensation of our NEOs.

Employment Agreements; Compensation Arrangements for Mr. Bazos and Mr. Caffrey

We have no long-term employment agreements with our NEOs although, from time to time, we have entered into short-term arrangements with newly hired executives governing their compensation and severance during up to their first three years with the Company.

Frank Bazos. In connection with Mr. Bazos’s hiring, the Company agreed to the following terms, which the CNG

Committee believes were reasonably negotiated and aligned with market practices:

1)	a $1,500,000 sign on bonus payable in three equal tranches: upon signing, in March 2020 and in March 2021.
•	The CNG Committee determined that this sign on bonus would provide market-competitive compensation for Mr. Bazos given his inability to earn any payouts from long-term incentive awards until 2022, consistent with our standard executive compensation program which is heavily weighted toward long-term performance-based pay.
2)	an annual bonus for 2019 set at a target of $375,000.
3)	in the event Mr. Bazos were terminated without cause prior to March 15, 2021, to receive any unpaid tranches of his signing bonus plus $875,000 and full vesting of any outstanding long-term incentives. After March 15, 2021, a termination of Mr. Bazos’s employment would be treated the same as applicable to any other senior executive (as described below).

On December 9, 2020, the Company announced that Mr. Bazos would resign from his current role on March 1, 2021 and become an advisor to management. On December 16, 2020, Mr. Bazos and WMC, acting with the approval of the CNG Committee, entered into an employment agreement (the “Bazos Agreement”) relating to Mr. Bazos’s service as an advisor. Under the Bazos Agreement, Mr. Bazos will (A) be paid a base salary at the annual rate of $250,000 and (B) continue to participate in WMC’s employee benefit plans. In addition, Mr. Bazos’s existing 3,600 unvested performance shares granted under the Company’s Long -Term Incentive Plan will remain outstanding.

Under the Bazos Agreement, and in accordance with the terms of Mr. Bazos’s original offer letter from when he joined WMC in 2019 and which terms are described above, (A) WMC paid Mr. Bazos (1) $500,000, consisting of the third installment of his original signing bonus, and (2) $875,000, representing the agreed payment in the event of Mr. Bazos’s departure prior to March 15, 2021, and (B) Mr. Bazos’s existing 3,600 restricted shares granted under the LTIP vested. The Bazos Agreement also provides that Mr. Bazos will be subject to certain restrictive covenants.

Liam Caffrey. On December 2, 2021, the Company announced that Mr. Caffrey would become its Executive Vice President and Chief Financial Officer on March 1, 2022. In connection with Mr. Caffrey’s hiring, the Company agreed to the following terms, which the CNG Committee believes were reasonably negotiated and aligned with market practices:

1)	base salary of $500,000.
2)	participation in the Company’s annual and long-term incentive plans:
•	annual bonus target of 75% of base salary
•	long-term incentive grant for the 2022-2024 cycle of 1,250 restricted shares and 1,250 performance shares.
3)	a $975,000 sign on bonus payable in three equal annual installments
•	in the event that Mr. Caffrey voluntarily terminates his employment prior to March 15, 2024, he must reimburse the Company for any portion of the signing bonus he has received.
4)	in the event the Company terminates Mr. Caffrey’s employment, other than for cause, prior to March 15, 2024, Mr. Caffrey will be entitled to a payment of $875,000 and will continue to vest in any then outstanding long-term incentives.

Severance Agreements; Change in Control

Severance benefits, if any, for our NEOs are determined by the CNG Committee in its sole discretion. Executive officers of our operating subsidiaries participate in the severance plans, if any, generally applicable at those companies.

If any of our most senior executives were to retire, in order to enable the Company to ensure a smooth transition, to receive a non-compete/non-solicit from the executive and to retain access to valuable knowledge, talents and relationships, we generally would expect to enter into arrangements that would permit the executive to earn some or all of such executive’s long-term incentive compensation then outstanding.

We have no standalone change in control agreements with our NEOs. However, under our long-term incentive plans, if a change in control of the Company (or a business unit, as applicable) were to occur, certain events, such as involuntary or constructive employment termination or amendments to our incentive plans which are materially adverse to its participants, may cause stock options to become fully exercisable, restricted shares to become immediately vested and performance shares and performance units to become payable in full or in part. Our plans do not provide for tax gross-ups for excess parachute payments that may result from a change in control.

Compensation/Nominating & Governance Committee Report

The Compensation/Nominating & Governance Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation/Nominating & Governance Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Philip A. Gelston, Chair

Morgan W. Davis

Margaret Dillon

Suzanne F. Shank

Summary Compensation Table

The following table presents compensation in 2021, 2020 and 2019 for the Company’s CEO, CFO and its two other executive officers, and one additional individual for whom disclosure would have been provided had he been serving as an executive officer at the end of 2021 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus (a) ($)	Stock Awards Granted (b) ($)	Option Awards Granted ($)	Non-Equity Incentive Plan Compensation (c) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (d) ($)	Total ($)
G. Manning Rountree	2021	500,000	-	6,478,434	-	-	-	207,135	7,185,569
Chief Executive Officer	2020	500,000	-	5,788,476	-	750,000	-	132,152	7,170,628
	2019	500,000	-	5,608,200	-	528,750	-	221,324	6,858,274
Reid T. Campbell	2021	500,000	-	4,318,956	-	-	-	219,247	5,038,203
Executive Vice President &	2020	500,000	-	3,858,984	-	750,000	-	146,398	5,255,382
Chief Financial Officer	2019	500,000	-	3,738,800	-	528,750	-	140,409	4,907,959
Robert L. Seelig	2021	500,000	-	2,399,420	-	--	-	95,207	2,994,627
Executive Vice President &	2020	500,000	-	1,929,492	-	750,000	-	29,484	3,208,976
General Counsel	2019	500,000	-	1,869,400	-	528,750	-	61,261	2,959,411
Michaela Hildreth	2021	417,308	-	1,439,652	-	--	-	55,176	1,912,136
Managing Director &
Chief Accounting Officer
Former Executive Officer:
Frank R. Bazos	2021	288,462	500,000	-	-	-	-	893,881	1,682,343
Former Executive Vice President &	2020	500,000	500,000	3,644,596	-	750,000	-	22,612	5,417,208
Head of Mergers & Acquisitions	2019	323,077	875,000	3,499,610	-	-	-	29,294	4,726,981

(a)	For Mr. Bazos, the amount in 2021 represents the third $500,000 installment of his original sign-on award granted to him upon joining the Company, the amount in 2020 represents the second $500,000 installment of a sign-on award granted to him upon joining the Company and the amount in 2019 represents a sign-on award of $500,000 paid to him upon joining the Company and a targeted annual incentive bonus of $375,000 for 2019. See “Compensation Discussion and Analysis.”

(b)	Represents the grant date market value of WTM performance shares granted in 2021, 2020 and 2019 and WTM restricted shares issued in 2021, 2020 and 2019. The WTM performance share awards included in the table have a maximum payout of 200% of the shares granted and, at such level, would have a grant date fair value equal to 200% of the amounts shown in the Grants of Plan Based Awards table. See “Grants of Plan Based Awards” and “Outstanding Equity Awards at Fiscal Year End.”

(c)	In 2019, the annual incentive bonus program for named executive officers changed to a formulaic program, with the level of payout determined by reference to the Company’s growth in CVPS. Company performance in the year ended December 31, 2021 resulted in a level of growth in CVPS that produced no payout in March 2022 to the named executive officers. Amounts presented in 2020 represent annual incentive awards paid in cash in March 2021 for performance in the year ended December 31, 2020 and amounts presented in 2019 represent annual incentive awards paid in cash in March 2020 for performance in the year ended December 31, 2019. See “Compensation Discussion and Analysis.”

(d)	See next table for details of All Other Compensation.

All Other Compensation

The following table presents a breakout of “All Other Compensation” included in the Summary Compensation Table for 2021, 2020 and 2019:

Name	Year	Director Fees (a) ($)	Personal use of planes (b) ($)	Restricted stock dividends ($)	Company contributions to 401(k) plan ($)	Employee stock ownership plan ($)	Severance (c) ($)	Other personal benefits (d) ($)	Total ($)
G. Manning Rountree	2021	90,000	96,954	3,000	13,050	4,131	-	-	207,135
	2020	90,000	19,340	6,000	12,825	3,987	-	-	132,152
	2019	90,000	105,872	9,000	12,600	3,852	-	-	221,324
Reid T. Campbell	2021	90,000	110,066	2,000	13,050	4,131	-	-	219,247
	2020	90,000	35,586	4,000	12,825	3,987	-	-	146,398
	2019	90,000	27,707	6,250	12,600	3,852	-	-	140,409
Robert L. Seelig	2021	-	77,026	1,000	13,050	4,131	-	-	95,207
	2020	-	9,872	2,800	12,825	3,987	-	-	29,484
	2019	-	40,009	4,800	12,600	3,852	-	-	61,261
Michaela Hildreth	2021	-	35,675	400	13,050	4,131	-	1,920	55,176

Frank R. Bazos	2021	-	-	1,700	13,050	4,131	875,000	-	893,881
	2020	-	3,288	1,900	12,825	3,987	-	612	22,612
	2019	-	15,944	-	12,600	-	-	750	29,294

(a)	Amounts represent director fees paid by BAM.

(b)	Amounts represent the aggregate incremental cost to the Company for the use of aircraft that were not otherwise in use for business. For Company aircraft, the incremental cost is the direct cost per hour multiplied by the number of hours of use. For third party aircraft services, the incremental cost is the amount invoiced to the Company by the third-party aircraft provider.

(c)	Represents a payment under the terms of Mr. Bazos’s employment agreement in the event of his departure prior to March 15, 2021. Mr. Bazos resigned from the Company on March 1, 2021 and became an advisor to management.

(d)	Represents parking garage rental fees paid by the Company on behalf of Ms. Hildreth and Mr. Bazos.

Grants of Plan-Based Awards

The following table presents grants of plan-based awards granted, except as otherwise noted, under the White Mountains Long-Term Incentive Plan (the “WTM Incentive Plan”) to the Named Executive Officers that received such awards during 2021:

Name	Grant Date	Type of Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (c) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (d) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
G. Manning Rountree		Annual Incentive Bonus	0	375,000	750,000	-	-	-	-	-	-	-
	2/25/21	WTM Performance Shares	-	-	-	0	2,700	5,400	-	-	-	3,239,217
	2/25/21	WTM Restricted Shares	-	-	-	-	-	-	2,700	-	-	3,239,217
Reid T. Campbell		Annual Incentive Bonus	0	375,000	750,000	-	-	-	-	-	-	-
	2/25/21	WTM Performance Shares	-	-	-	0	1,800	3,600	-	-	-	2,159,478
	2/25/21	WTM Restricted Shares	-	-	-	-	-	-	1,800	-	-	2,159,478
Robert L. Seelig		Annual Incentive Bonus	0	375,000	750,000	-	-	-	-	-	-	-
	2/25/21	WTM Performance Shares	-	-	-	0	1,000	2,000	-	-	-	1,199,710
	2/25/21	WTM Restricted Shares	-	-	-	-	-	-	1,000	-	-	1,199,710
Michaela Hildreth		Annual Incentive Bonus	0	318,750	637,500	-	-	-	-	-	-	-
	2/25/21	WTM Performance Shares	-	-	-	0	600	1,200	-	-	-	719,826
	2/25/21	WTM Restricted Shares	-	-	-	-	-	-	600	-	-	719,826

(a)	These columns indicate the range of payouts (0%, 100% and 200%) targeted for fiscal 2021 performance under our Annual Incentive Bonus Plan as described in “Compensation Discussion and Analysis” in this proxy statement. The actual payout with respect to fiscal 2021 for each named executive officer is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(b)	Messrs. Rountree, Campbell, Seelig and Ms. Hildreth were granted WTM performance shares for the 2021-2023 performance cycle. For the 2021-2023 performance cycle, the targeted performance goal for full payment of outstanding WTM performance shares granted under the WTM Incentive Plan for all NEOs is an 8% average growth in CVPS. Average growth of 3% or less would result in no payout and average growth of 13% or more would result in a payout of 200%.

(c)	Messrs. Rountree, Campbell, Seelig and Ms. Hildreth were granted WTM restricted shares that vest on January 1, 2024.

(d)	Represents the grant date fair value (based on a market price on the date of grant) as determined in accordance with ASC Topic 718 without regard to forfeitures. Assuming a maximum 200% payout, the grant date fair value of the WTM performance shares granted to Messrs. Rountree, Campbell, Seelig and Ms. Hildreth would be $6,478,434, $4,318,956, $2,399,420 and $1,439,652.

Outstanding Equity Awards at Fiscal Year-End

The following table presents outstanding equity awards under the WTM Incentive Plan, except as otherwise noted, to the Named Executive Officers as of December 31, 2021:

Name		Option Awards					Stock Awards (a)(b)(c)
	Type of Award	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
G. Manning Rountree	WTM Performance Shares	-	-	-	-	-	-	-	5,400	8,226,090
	WTM Restricted Shares	-	-	-	-	-	8,400	8,516,760	-	-
Reid T. Campbell	WTM Performance Shares	-	-	-	-	-	-	-	3,600	5,484,060
	WTM Restricted Shares	-	-	-	-	-	5,600	5,677,840	-	-
Robert L. Seelig	WTM Performance Shares	-	-	-	-	-	-	-	1,900	2,843,520
	WTM Restricted Shares	-	-	-	-	-	2,900	2,940,310	-	-
Michaela Hildreth	WTM Performance Shares	-	-	-	-	-	-	-	1,000	1,421,660
	WTM Restricted Shares	-	-	-	-	-	1,400	1,419,460	-	-
Frank R. Bazos	WTM Performance Shares	-	-	-	-	-	-	-	1,700	3,454,060
	WTM Restricted Shares	-	-	-	-	-	-	-	-	-

(a)	Equity incentive plan awards not yet vested at December 31, 2021 for Messrs. Rountree, Campbell, Seelig, Ms. Hildreth and Mr. Bazos include 2,700, 1,800, 1,000, 600 and 0 target WTM performance shares, respectively, for the 2021-2023 performance cycle and 2,700, 1,800, 900, 400 and 1,700 target WTM performance shares, respectively, for the 2020-2022 performance cycle. Payout values for WTM performance shares are shown at 100% of target for the 2021-2023 performance cycle and 200% of target for the 2020-2022 performance cycle and based on the December 31, 2021 closing market price ($1,013.90) including dividends declared since the grant date.

(b)	Stock awards not yet vested at December 31, 2021 for Messrs. Rountree, Campbell, Seelig, Ms. Hildreth and Mr. Bazos include 2,700, 1,800, 1,000, 600 and 0 WTM restricted shares, respectively, that vest on January 1, 2024; 2,700, 1,800, 900, 400 and 0 WTM restricted shares, respectively, that vest on January 1, 2023; and 3,000, 2,000, 1,000, 400 and 0 WTM restricted shares, respectively, that vest on January 1, 2022. Market values are based on the December 31, 2021 closing market price ($1,013.90).

(c)	Excludes WTM performance shares for the 2019-2021 performance cycle, which vested on December 31, 2021. See “Option Exercises and Stock Vested.”

Option Exercises and Stock Vested

The following table presents stock awards that vested in 2021 for each of the Named Executive Officers. No option awards were exercised by the Named Executive Officers during 2021.

Name	Option Awards Exercised		Stock Awards Vested
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Type of Award		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
G. Manning Rountree	-	-	WTM Performance Shares	(a)	5,160	5,383,531
			WTM Restricted Shares	(b)	3,000	3,001,980
Reid T. Campbell	-	-	WTM Performance Shares	(a)	3,440	3,589,021
			WTM Restricted Shares	(b)	2,000	2,001,320
Robert L. Seelig	-	-	WTM Performance Shares	(a)	1,720	1,794,510
			WTM Restricted Shares	(b)	1,800	1,801,188
Michaela Hildreth	-	-	WTM Performance Shares	(a)	688	717,804
			WTM Restricted Shares	(b)	400	400,264
Frank R. Bazos	-	-	WTM Performance Shares	(a)	3,268	3,409,570
			WTM Restricted Shares	(c)	3,600	4,194,432

(a)	Represents 3,000, 2,000, 1,000, 400 and 1,900 target WTM performance shares awarded for the 2019-2021 performance cycle to Messrs. Rountree, Campbell, Seelig, Ms. Hildreth and Mr. Bazos, respectively, which became fully vested on December 31, 2021 at 172% of target. Value realized on vesting is based on the average of the closing price of common shares for the 5 days preceding the CNG Committee meeting on February 24, 2022, as determined by the CNG Committee, plus dividends declared since the cycle was granted in 2019.

(b)	The amounts represent WTM restricted shares that vested on January 1, 2021.

(c)	The amount for Mr. Bazos represents WTM restricted shares that vested on March 8, 2021 in accordance with the Bazos Agreement.

Pension Benefits

The Named Executive Officers did not participate in any defined pension plans sponsored by White Mountains in 2021.

Nonqualified Deferred Compensation

The Named Executive Officers did not participate in any nonqualified deferred compensation plans sponsored by White Mountains in 2021.

Potential Payments Upon Termination or Change in Control

Employment and Severance Agreements

We have no employment agreements with our Named Executive Officers although from time to time we have entered into short-term arrangements with newly hired executives governing their compensation and severance for a period of up to their first three years with the Company. See “Compensation Arrangements for Mr. Bazos and Mr. Caffrey” on page 37.

Long-Term Incentive Plans

Under our long-term incentive plans, certain events, such as retirement, death or disability, or the occurrence of both a change in control of the Company (or a business unit, as applicable) and an involuntary or constructive employment termination or materially adverse amendments to such plans, WTM restricted shares become vested and WTM performance shares become payable in full or in part. Below is a description of the payments to which each of our Named Executive Officers would be entitled assuming in each case that such events occurred on December 31, 2021.

Voluntary Termination of Employment

Had any of our Named Executive Officers voluntarily terminated their employment on December 31, 2021, their unvested long-term incentive grants would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the CNG Committee.

Involuntary Termination of Employment

Had any of our Named Executive Officers been terminated without cause on December 31, 2021, their outstanding long-term incentive grants would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the CNG Committee.

Retirement

Had any of our Named Executive Officers retired on December 31, 2021, their unvested long-term incentive grants would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the CNG Committee.

Death or Disability

Had any of our Named Executive Officers employed as of December 31, 2021 died or become disabled on that date, they would have been entitled to pro rata vesting of their WTM performance shares and full vesting of their restricted shares. Under this scenario, Messrs. Rountree, Campbell, Seelig, Ms. Hildreth and Mr. Bazos would have been entitled to receive $16,505,994, $11,003,996, $5,637,218, $2,592,974 and $4,474,583, respectively.

For purposes of computing the amounts above, the WTM performance shares were valued at the December 31, 2021 common share closing market price ($1,013.90) including dividends since grant. The WTM performance shares would vest pro-rated for time and at 100% of target; provided, that in the case of the 2019-2021 performance cycle, values are shown at actual performance of 172%. Restricted shares were valued at the December 31, 2021 common share closing market price.

Change in Control

Had both a change in control of the Company (or a business unit, as applicable) and an involuntary termination, constructive termination or materially adverse amendments to our long-term incentive plans occurred on December 31, 2021 to any of our Named Executive Officers employed as of that date, they would have been entitled to full vesting of their WTM performance shares at up to 200% of target and full vesting of their restricted shares. Under this scenario, Messrs. Rountree, Campbell, Seelig, Ms. Hildreth and Mr. Bazos would have been entitled to receive $25,584,480, $17,056,320, $8,832,530, $4,263,580 and $7,318,280, respectively.

For purposes of computing the amounts above, the WTM performance shares, including the 2019-2021 performance cycle, were shown at 200% of target. The WTM performance shares were valued at the December 31, 2021 common share closing market price ($1,013.90) including dividends since grant. Restricted shares were valued at the December 31, 2021 common share closing market price.

Our long-term incentive plans do not provide for tax gross-ups for excess parachute payments that may result from a change in control.

Director Compensation

Our CNG Committee has adopted a compensation program for our non-employee directors that is focused on:

•	attracting and retaining highly-qualified directors with a diversity of skills, backgrounds and experiences
•	appropriately valuing the significant time and travel commitment required for our non-employee directors
•	encouraging directors’ ownership of our common shares to further the alignment of their interests with those of our shareholders

To that end, our non-employee director compensation program in effect for fiscal 2021 included the following elements:

•	an annual cash retainer of $135,000
•	an annual equity retainer of 225 common shares
•	an additional retainer of $100,000 and 90 common shares for our Board Chair
•	an additional cash retainer of $15,000 for all members of the Audit Committee
•	additional annual retainers (in addition to member retainer) of $35,000 and $25,000 for chairs of the Audit Committee and all other committees, respectively

Our non-employee directors are not provided with any benefits other than participating in our employee matching gift program on the same terms as our employees, matching gifts up to $10,000 per participating individual.

As described in the notes to the table below, due to his extensive insurance industry expertise, Mr. Davis serves on the boards of two subsidiaries and affiliates of the Company. For his service, he receives directors fees, paid by these companies, which are included under “All Other Compensation.”

The following table summarizes director compensation for 2021 (for directors other than Named Executive Officers):

Director	Fees Paid in Cash (a) ($)	Stock Awards (b) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation (c) ($)	Total ($)
Peter M. Carlson	185,000	266,452	-	-	-	10,000	461,452
Mary C. Choksi	160,000	266,452	-	-	-	10,000	436,452
Morgan W. Davis	235,000	373,032	-	-	-	120,000	728,032
Margaret Dillon	150,000	266,452	-	-	-	-	416,452
Philip A. Gelston	175,000	266,452	-	-	-	7,000	448,452
Suzanne F. Shank	90,450	166,098	-	-	-	-	256,548
David A. Tanner	150,000	266,452	-	-	-	-	416,452

(a)	Mr. Rountree does not receive any additional compensation for his role as a director. Non-management directors receive an annual cash retainer of $135,000. Additional retainers in the following amounts are provided to those directors serving in the following roles: Chairman of the Board ($100,000), Chairman of the Audit Committee ($35,000), Chairman of any other Board committee ($25,000) and members of the Audit Committee ($15,000). Retainers were all paid in cash. Retainers relate to the period from May 2021 to May 2022, inclusive, and are typically pro-rated for partial year service.

(b)	On May 27, 2021, all non-management directors received an annual grant of 225 common shares (with the exception of Ms. Shank, who was not elected to the Board until October 10, 2021). Mr. Davis received an additional 90 common shares for his role as Chairman of the Board. All common shares issued were valued at $1,184.23 per share, the market price on the date the shares were granted. Ms. Shank received a grant of 151 common shares upon her election to the Board on October 10, 2021, representing the pro-rata portion of the annual grant for the service period ending May 2022. These shares were valued at $1,099.99 per share, the market price on the date the shares were granted.

(c)	Amounts shown for Mr. Carlson, Ms. Choksi and Mr. Gelston represent $10,000, $10,000 and $7,000, respectively, in matching payments from a company-sponsored charitable gift program. Amount shown for Mr. Davis represents $60,000 in director fees paid to him by Compare.com and $60,000 in director fees paid to him by NSM Group.

CEO PAY RATIO

CEO Pay Ratio

Below is (i) the 2021 annual total compensation of our CEO; (ii) the 2021 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee, and (iv) the methodology we used to calculate our CEO pay ratio:

CEO Annual Total Compensation	$7,185,569
Median Employee Annual Total Compensation	$61,862
CEO to Median Employee Pay Ratio	116:1

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process are explained below:

(1)	Determined Employee Population. We began with our global employee population as of December 31, 2021, including full-time and part-time workers employed by our company or consolidated subsidiaries, but excluding our CEO.

(2)	Identified the Median Employee. To identify the median employee, we calculated compensation for each employee using (i) base annual salary including estimated overtime pay as of December 31, 2021, (ii) cash incentives earned in 2021, (iii) WTM performance shares and WTM performance units vested on December 31, 2021, and (iv) WTM restricted shares vested on January 1, 2022. Compensation paid in foreign currency was translated to the U.S. dollar equivalent based on foreign exchange rates as of December 31, 2021.

(3)	Calculated CEO Pay Ratio. We calculated our median employee’s annual total compensation for 2021 in accordance with SEC rules for preparing the Summary Compensation Table. We compared the median employee’s compensation to our CEO’s annual total compensation in the Summary Compensation Table to determine the pay ratio shown above.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Audit Committee Charter states that the Audit Committee shall approve any related or affiliated person transactions and review disclosures thereof. In determining whether to approve or reject a related person transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related persons’ economic interest in the transaction. For purposes of Audit Committee approval, a related person transaction is defined as any transaction that is required to be reported under Item 404 of SEC Regulation S-K.

During 2021, there were no Transactions with Related Persons that required Audit Committee approval.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2021, with respect to the common shares that may be issued under the Company’s existing incentive compensation plans. Performance shares awarded under the WTM Incentive Plan are typically paid in cash, though they may be paid in the Company’s common shares at the election of the Compensation/ Nominating & Governance Committee.

	(1)	(2)	(3)
Plan category	Number of securities that may be issued upon exercise or vesting of outstanding options, warrants and rights at target	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity compensation plans approved by security holders - WTM Incentive Plan:			79,658 (a)

Performance shares	41,450 (b)	$ 0

(a)	Represents the amount of WTM shares available for issuance at target under the WTM Incentive Plan as of December 31, 2021. To the extent granted as WTM performance shares, such shares could be earned at 0x to 2x the target number granted and, although typically in cash, may be paid in WTM common shares at the discretion of the Compensation/Nominating & Governance Committee. As of April 1, 2022, 65,833 common shares remained available for issuance.

(b)	Represents the target amount of WTM performance shares outstanding as of December 31, 2021, which includes 14,625 target performance shares for the 2019-2021 performance cycle that were settled in March 2022.

AUDIT COMMITTEE REPORT

In connection with the audit of the Company’s financial statements for the year ended December 31, 2021, the Audit Committee has: (1) reviewed and discussed with management and PwC the Company’s audited financial statements for the year ended December 31, 2021, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s audit of the Company’s internal control over financial reporting; (2) reviewed and discussed with PwC the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and (3) received the written disclosures and the letter from PwC required by the applicable PCAOB rules and discussed with PwC their independence.

Based on these reviews and discussions, the Audit Committee determined that the non-audit fees billed by PwC for services performed in 2021 and 2020 (as presented herein) are compatible with maintaining their independence. Further, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC and for presentation to Shareholders at the 2022 Annual Meeting.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements as well as for establishing and maintaining adequate internal control over financial reporting. The Company’s independent registered public accounting firm, PwC, is responsible for expressing its opinion on the conformity of the Company’s audited financial statements with Generally Accepted Accounting Principles (“GAAP”). In addition, PwC is responsible for expressing its opinion on the effectiveness of the Company’s internal control over financial reporting. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP; that, as described above, is the responsibility of management and PwC. In giving its recommendation to the Board, the Audit Committee has relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP and (2) the reports of PwC with respect to such financial statements.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually, is updated as necessary and is available for viewing at www.whitemountains.com.

Peter M. Carlson, Chair

Margaret Dillon

Philip A. Gelston

David A. Tanner

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee, pursuant to its policy, pre-approves the scope and fees for all services performed by PwC. Annually, the Audit Committee receives and pre-approves a written report from PwC describing the elements expected to be performed in the course of its audit of the Company’s financial statements. All other audit, audit-related and non-audit-related services rendered by PwC also require pre-approval, which may be granted in accordance with the provisions of the policy either (a) at a meeting of the full Audit Committee, (b) on an interim basis by the Chairman of the Audit Committee, provided that the requested services are not expressly prohibited and are ratified by the full Audit Committee at its next regularly scheduled meeting, or (c) on a per-project basis through specific compliance with pre-approved definitions of services that do not exceed per-project limits established by the Audit Committee, provided that any such services are authorized by the Company’s General Auditor or his/her designee and that the General Auditor makes a full report of all services pre-approved per the policy at the next regularly scheduled Committee meeting.

It is the intent of the policy to assure that PwC’s performance of audit, audit-related and non-audit-related services are consistent with all applicable rules on auditor independence. As such, services expressly prohibited by the Audit Committee under its policy include bookkeeping or other services related to the accounting records or financial statements of the Company or its subsidiaries; financial information systems design and implementation; appraisal and valuation services; fairness opinions; contribution-in-kind reports; certain actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor or investment banking services; legal services; and expert services unrelated to the audit. All services performed by PwC during 2021 and 2020 were pre-approved in accordance with the policy described above.

The services performed by PwC in 2021 and 2020 are described below. PwC does not provide any services to the Company that are prohibited under applicable laws and regulations, such as financial information systems design and implementation. From time to time, PwC may perform permissible consulting services for the Company, provided they have been pre-approved in accordance with the policy described above. To the extent consulting services are provided by PwC, they are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with the independence of PwC. The independence of PwC is also considered annually by the Audit Committee.

The following table sets forth the approximate aggregate fees billed by PwC for professional services provided in 2021 and 2020:

	2021(e)	2020(e)
Audit Fees (a)	$ 5,454,328	$ 3,756,918
Audit-Related Fees (b)	588,750	1,170,932
Tax Fees (c)	364,922	810,629
All Other Fees (d)	8,370	0

(a)	The fees in this category were for professional services rendered in connection with (1) the audits of the Company’s annual financial statements, including the Company’s internal control over financial reporting, included in the Company’s Annual Report on Form 10-K, (2) the review of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q, (3) audits of the Company’s subsidiaries, and (4) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as comfort letters and consents.

(b)	The fees in this category were for professional services rendered in connection with (1) accounting and reporting consultations related to certain transactions and (2) services in connection with certain transactions.

(c)	The fees in this category were for professional services rendered in connection with tax strategy assistance and tax compliance services.

(d)	The fees in this category were for access to PwC’s proprietary technical accounting research and financial statement disclosure software tools.

(e)	The fees reported include expense reimbursements of $173,494 and $69,295 in 2021 and 2020, respectively.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, in this Proposal 2 we are asking you to provide approval, on an advisory basis, of the compensation of the named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” You are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement dated April 6, 2022, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors believes that the compensation policies and practices described in the Compensation Discussion & Analysis are effective in achieving the Company’s primary goal of maximizing shareholder value over long periods of time, as well as motivating and retaining our key executives. The compensation of our named executive officers is heavily weighted toward variable long-term compensation, the value of which is tied to performance over a number of years.

We urge you to read the Compensation Discussion & Analysis, beginning on page 25 of this proxy statement, as well as the 2021 summary compensation table and related compensation tables and narrative, beginning on page 40, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

Although the vote is non-binding, the Board of Directors and the Compensation/Nominating & Governance Committee will review and consider the voting results when evaluating our executive compensation program.

The Board recommends a vote FOR Proposal 2 which calls for the approval of the advisory resolution on executive compensation.

PROPOSAL 3

APPROVAL OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

Subject to Shareholder approval, the Audit Committee of the Board has appointed PwC as the Company’s independent registered public accounting firm for 2022. Further, Shareholders are being asked to authorize the Audit Committee to negotiate and fix the remuneration to be paid to PwC in connection with its service. Representatives from PwC will attend the 2022 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

The Board recommends a vote FOR Proposal 3 approving the appointment of PwC as the Company’s Independent Registered Public Accounting Firm for 2022.

OTHER MATTERS

Manner of Voting Proxies

Common shares represented by all valid proxies received will be voted in the manner specified in the proxies. Where specific choices are not indicated, the common shares represented by all valid proxies received will be voted in accordance with the Board’s recommendation for each of the proposals named earlier in this Proxy Statement.

In the case of common shares held in employee benefit plans, the trustee will typically vote all common shares within such plans in direct proportion to those common shares actually voted by plan participants.

Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board knows of no other matters which are to be considered at the 2022 Annual Meeting.

Votes Required for Approval

With respect to the election of directors, the nominees will be elected if the number of votes cast “for” such director exceeds the number of votes cast “against” that director. If a director in an uncontested election receives less than a simple majority of votes cast “for” his election, the director is required to submit a letter of resignation to the Board of Directors, which the Board may either accept or reject in accordance with the Company’s Bye-laws. The majority vote standard is not applicable to contested director elections, which are determined by a plurality of the votes cast. A plurality of votes cast means that the proposed director receiving the highest number of affirmative votes is elected, irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. The other proposals require the affirmative vote of a majority of the voting power held by holders of common shares present at the 2022 Annual General Meeting, in person or by proxy, provided a quorum is present.

Inspectors of Election

Computershare Trust Company, N.A., 480 Washington Boulevard, 26th Floor, Jersey City, New Jersey 07310, has been appointed as Inspectors of Election for the 2022 Annual Meeting. Representatives of Computershare will attend the Annual Meeting and receive votes and ballots, supervise the counting and tabulating of all votes and ballots and determine the results of the vote.

Costs of Solicitation

The solicitation of proxies will be made primarily by mail; however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, internet or personal interview. Solicitation costs will be paid by the Company. Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

Delivery of Documents to Shareholders Sharing an Address

SEC regulations permit a single set of the Annual Report and Proxy Statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each Shareholder will continue to receive a separate proxy card. This procedure, referred to as house-holding, reduces the volume of duplicate information shareholders receive and reduces our mailing and printing costs. Those Shareholders who desire additional copies of this document or would like to receive separate copies of this document in the future should contact their bank, broker or other holder of record or the Corporate Secretary at the address presented under “Available Information” below.

Available Information

The Company is subject to the informational reporting requirements of the Exchange Act. In accordance therewith, the Company files reports, proxy statements and other information with the SEC. The Company will provide to any Shareholder, upon request and without charge, copies of all documents (excluding exhibits unless specifically requested) filed by the Company with the SEC as well as the Charter of any of the Company’s various committees of the Board. Written or telephone requests should be directed to the Corporate Secretary, White Mountains Insurance Group, Ltd., A.S. Cooper Building, 26 Reid Street, Hamilton HM 11, Bermuda, telephone number (441) 278-3160. Additionally, all such documents are physically available at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and are available at www.whitemountains.com shortly after such material is electronically filed with or furnished to the SEC.

Non-GAAP Measures

Information regarding the calculation of non-GAAP financial measures contained in this proxy statement can be found in Annex A: Reconciliation of Non-GAAP Measures.

Availability of Proxy Materials

Proxy materials for the 2022 Annual General Meeting, including the Chief Executive Officer’s Letter, Notice of 2022 Annual General Meeting of Members and Proxy Statement and the 2021 Management Report are available online for viewing and downloading at: www.edocumentview.com/wtm.

Offices of the Company

The Company’s headquarters is located at A.S. Cooper Building, 26 Reid Street, Hamilton HM 11, Bermuda, its principal executive office is located at 23 South Main Street, Suite 3B, Hanover, New Hampshire 03755, and its registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

Proposals by Shareholders for the 2023 Annual Meeting of Members

Shareholder proposals (other than proposals nominating director candidates for which the procedures for are outlined on page 18) must be received in writing by the Secretary of the Company no later than Wednesday, December 7, 2022 and must comply with the requirements of SEC Rule 14a-8 promulgated under the Securities Exchange Act in order to be considered for inclusion in the Company’s proxy statement relating to the Annual Meeting to be held in 2023.

By Order of the Board of Directors,

Jennifer L. Moyer,

Corporate Secretary

ANNEX A: NON-GAAP RECONCILIATIONS

Our 2022 Proxy Statement includes certain non-GAAP financial measures that we believe provide information useful to investors in assessing our financial condition and results of operations. There can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies.

Reconcilation of GAAP book value per share to Adjusted Book Value Per Share

Refer to page 42 in White Mountains's 2021 Form 10-K

Reconcilation of Growth in Adjusted Book Value Per Share Excluding MediaAlpha

Refer to page 71 in White Mountains's 2021 Form 10-K

Reconciliation from growth in ABVPS to growth in Intrinsic Value Per Share ("IVPS")

	Years ended December 31,
Growth:	2021	2020	2019
ABVPS, as reported	-5.7%	24.2%	14.8%
reflect MediaAlpha transaction impact in 2018	0.0%	0.0%	-6.7%
ABVPS [1]	-5.7%	24.2%	8.1%
change in franchise value step-ups	8.9%	-0.4%	1.9%
IVPS [1]	3.2%	23.8%	10.0%

Compensation Value Per Share[2]	-1.2%	24.0%	9.1%
Compensation Value Per Share[2] - 3-Year Average	10.6%

[1]	Adjusted as if the MediaAlpha transaction had closed as of December 31, 2018.

[2]	Compensation Value Per Share is comprised using 50% each of IVPS and ABVPS.

A-1

1PCF 01 - Morgan W. Davis 02 - Peter M. Carlson For Withhold For Withhold 04 - David A. Tanner For Withhold 03 - Susan F. Shank For Withhold Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03KJEB + + Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2022 Annual Meeting Proxy Card Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. A 2. Approval of the advisory resolution on executive compensation. 3. Approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for 2022. 1. Election of Class I Directors to a term ending in 2025: For Against Abstain For Against Abstain Election of Class III Director to a term ending in 2024: You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/WTM or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/WTM Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 25, 2022. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/WTM Notice of the 2022 Annual Meeting of Shareholders G. Manning Rountree and Jennifer L. Moyer, or either of them, each with the full power of substitution, are hereby authorized to represent and vote all Common Shares of the undersigned at the 2022 Annual General Meeting of Members to be held Thursday, May 26, 2022, and at any adjournment thereof. Shares represented by this proxy will be voted by the proxy holders subject to any directions indicated on the reverse of this card. If no such directions are indicated, the proxy holders will have authority to vote FOR the election of all director nominees and FOR proposals 2 and 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) White Mountains Insurance Group, Ltd. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting Items C + +

1UPX 01 - Morgan W. Davis 02 - Peter M. Carlson For Withhold For Withhold 04 - David A. Tanner For Withhold 03 - Susan F. Shank For Withhold Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03KJFB + + Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2022 Annual Meeting Proxy Card Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. A 2. Approval of the advisory resolution on executive compensation. 3. Approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for 2022. 1. Election of Class I Directors to a term ending in 2025: For Against Abstain For Against Abstain Election of Class III Director to a term ending in 2024:

Notice of the 2022 Annual Meeting of Shareholders G. Manning Rountree and Jennifer L. Moyer, or either of them, each with the full power of substitution, are hereby authorized to represent and vote all Common Shares of the undersigned at the 2022 Annual General Meeting of Members to be held Thursday, May 26, 2022, and at any adjournment thereof. Shares represented by this proxy will be voted by the proxy holders subject to any directions indicated on the reverse of this card. If no such directions are indicated, the proxy holders will have authority to vote FOR the election of all director nominees and FOR proposals 2 and 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) White Mountains Insurance Group, Ltd. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q